Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

SHARE PURCHASE AGREEMENT among Bitdeer Technologies Group Bitdeer Technologies Holding Company FreeChain Inc. Desiwe Technology Limited DESIWE TECHNOLOGY PTE. LTD. and Shareholders Dated June 3, 2024

SCHEDULES AND EXHIBITS

Schedule 1–	List of Shareholders
Schedule 2–	Allocation of Consideration among Shareholders
Schedule 3 –	Allocation of FreeChain Converted Vested Options
Schedule 4 –	List of Key Employees
Schedule 5 –	Disclosure Schedule
Exhibit A –	Form of Certificate of Shareholder
Exhibit B –	Form of Instrument of Transfer
Exhibit C –	Form of Restricted Share Agreement
Exhibit D –	Specifications
Exhibit E –	Form of Resignation Letter
Exhibit F –	Form of Restructuring Plan

 SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of June 3, 2024, is by and among

(1)	Bitdeer Technologies Group, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Bitdeer”);

(2)
Bitdeer Technologies Holding Company, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“Purchaser”, together with Bitdeer, “Purchaser Parties”, and each a “Purchaser Party”);

(3)	FreeChain Inc., an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“FreeChain” or the “Company”);

(4)	Desiwe Technology Limited, a private company limited by shares incorporated under the Laws of Hong Kong (“Desiwe HK”);

(5)	DESIWE TECHNOLOGY PTE. LTD., a private company limited by shares incorporated under the Laws of Singapore (“Desiwe Singapore”, together with FreeChain, Desiwe HK, “Group Companies”);

(6)
the individuals (each a “Founder” and collectively “Founders”) and the entities (each a “Founder Holdco”, and collectively “Founder Holdcos”; together with “Founders”, “Founder Parties”) listed in Part A of Schedule 1; and

(7)
the individuals, the individuals’ holding companies (if applicable) and the entity listed in Part B of Schedule 1 (each holding company, a “Shareholder Holdco”, together with Founder Holdcos, “Shareholder Holdcos”; each Person in Part A and Part B of Schedule 1, a “Shareholder”, collectively “Shareholders”).

Each of Bitdeer, Purchaser, Group Companies and Shareholders, is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, immediately prior to the Closing, Shareholders own all of the issued and outstanding shares at par value of US$0.0001 each (the “Shares”), of FreeChain;

WHEREAS, Shareholders wish to sell to Purchaser, and Purchaser wishes to purchase from Shareholders, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1        Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Shareholders shall sell to Purchaser, and Purchaser shall purchase from Shareholders, the Shares, free and clear of all Liens, for the consideration specified in Section 1.2.

Section 1.2         Consideration. The aggregate consideration for all the issued and outstanding shares of the Company (assuming full exercise of the FreeChain Options into the Shares reserved for the FreeChain Options) (the “Consideration”), as may be adjusted pursuant to Article III below, shall be payable by Bitdeer by 20,000,000 validly issued, fully paid, non-assessable Bitdeer Shares, which shall be apportioned among, issued and paid to Shareholders as set out in Schedule 2 attached hereto and to FreeChain Option Holders as set out in Schedule 3 attached hereto; for the avoidance of doubt, the Bitdeer Shares to be issued in connection with the Converted Options constitute a portion of the Consideration.

Section 1.3         Treatment of FreeChain Options.

(a)              With respect to the FreeChain Options granted to the individuals listed in Part A of Schedule 3 that have vested as of the Closing, Bitdeer shall issue such individuals options (the “FreeChain Converted Vested Options”) to purchase corresponding Bitdeer Shares at an exercise price of US$0.01 per share, which shall be apportioned among and issued to holders of vested FreeChain Options as set out in Part A of Schedule 3 attached hereto. Each FreeChain Converted Vested Option shall be exercisable at and after the Closing Date without any conditions other than the payment of exercise price.

(b)            With respect to the FreeChain Options listed in Part B of Schedule 3 that have not vested as of the Closing, Bitdeer shall issue options (the “FreeChain Converted Unvested Options”, together with FreeChain Converted Vested Options, the “Converted Options”) to purchase corresponding Bitdeer Shares which shall be set out in Part B of Schedule 3 attached hereto, allocated and exercised according to the 2023 share incentive plan adopted by Bitdeer (as amended).

(c)               Prior to the Closing Date, FreeChain, acting through the board of directors of FreeChain or a duly authorized committee thereof, as applicable, shall provide such notice and obtain any necessary consents, waivers or releases (including the consent of holders of FreeChain Option), in each case, to the extent required under the terms of the FreeChain Options, FreeChain Share Incentive Plan and Charter Documents of FreeChain and in form and substance reasonably satisfactory to Purchaser Parties, and adopt all resolutions and take all actions which are necessary to (i) terminate Desiwe Team Trust in accordance with the Trust Deed constituting Desiwe Team Trust dated November 24, 2023, (ii) terminate the FreeChain Share Incentive Plan and any relevant option agreements applicable to the FreeChain Share Incentive Plan, conditioned upon the Closing and effective as of the Closing, (iii) cancel each FreeChain Option that is outstanding, whether or not vested or exercisable, conditioned upon Closing and effective as of the Closing, (iv) cancel all the Shares held by Desiwe Team Ltd, and (v) take such other actions required under the FreeChain Options, the FreeChain Share Incentive Plan and Charter Documents of FreeChain to otherwise effectuate the provisions of this Section 1.3. From and after the Closing, except as explicitly provided in this Agreement, Purchaser Parties shall not be required to issue any Equity Securities of FreeChain, Purchaser or Bitdeer, or any other consideration to any person pursuant to or in settlement of any FreeChain Option.

Section 1.4          No Further Ownership Rights. From and after the Closing, the holders of Shares issued and outstanding immediately prior to the Closing shall cease to have any right with respect to such Shares and Purchaser shall be the sole shareholder of FreeChain.

Section 1.5          Holdback Shares. At the Closing, 400,000 Bitdeer Shares (the “Price Adjustment Holdback Shares”) shall be held back from the Consideration for the purpose of securing the obligations set forth in Article III, and the relevant Price Adjustment Holdback Shares allocated to each Shareholder shall be paid pursuant to Section 3.4.

ARTICLE II

CLOSING AND DELIVERABLES

Section 2.1          Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via the remote exchange of electronic documents and signatures on the date selected and agreed by the Parties that is no later than ten (10) Business Days after (A) the fulfilment of conditions by the Warrantors set forth in Section 9.1 (if permissible, unless waived by Purchaser Parties) (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Closing); and (B) the fulfilment of conditions by Purchaser Parties set forth in Section 9.2 (if permissible, unless waived by the Warrantors) (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), or another date or time agreed in writing by the Parties (such date being the “Closing Date”). For the avoidance of doubt, if the Parties have agreed on the selection of such date for Closing, the Purchaser Parties shall be deemed to have agreed that the conditions set forth in Section 9.2 (b) and Section 9.2 (c) have been fulfilled unless such condition, if permissible, have been waived.

Section 2.2          Closing Deliverables. On or prior to the Closing,

(a)           Each Shareholder shall deliver to FreeChain,

(i)            the original share certificate(s) representing the Shares held by such Shareholder to be cancelled by FreeChain; and

(ii)          a true and scanned copy of a counterpart of the instruments of transfer in the form of Exhibit B (the “Instruments of Transfer”) duly executed by such Shareholder effective as of the Closing Date.

(b)       Purchaser Parties shall deliver to FreeChain,

(i)           a true and scanned copy of a counterpart of the Instruments of Transfer duly executed by Purchaser effective as of the Closing Date;

(ii)          a copy of the relevant book-entry of Bitdeer in which Shareholders are registered as the record owners of the corresponding Bitdeer Shares evidencing that Bitdeer has issued each Shareholder the corresponding Bitdeer Shares in column 5 of Schedule 2 as set forth opposite such Shareholders’ names as of the Closing; and

(iii)         option agreements (including grant letters) executed by Bitdeer respectively with each individual as set forth in Party A of Schedule 3 attached hereto, according to which Bitdeer shall grant corresponding FreeChain Converted Vested Options to such individuals as of the Closing.

(c)       FreeChain shall and Shareholders shall procure FreeChain to, deliver to Purchaser or provide Purchaser with the following deliverables,

(i)            a true and scanned copy of the original share certificate(s) reflecting that any and all of the Shares to be owned by Purchaser;

(ii)          a true and scanned copy of the register of members of FreeChain reflecting Purchaser as the record owner of any and all of the Shares as of the Closing Date, certified by the registered agent of FreeChain;

(iii)         a true and scanned copy of the register of directors of Group Companies reflecting the resignation of the current sole director/directors (as applicable) of Group Companies and the appointment of the person designated by Purchaser as the director(s) of Group Companies as of the Closing Date, certified by the registered agent of each Group Company; and

(iv)         FreeChain shall have provided designated representatives of Purchaser with (x) all necessary documents to effectuate immediately after the Closing, Purchaser Parties’ access to all Group Companies’ online banking portals, replacement of Group Companies’ authorized signatories on record with its banks or other financial institutions with designated representatives of Purchaser Party, and update of Group Companies’ passwords on record with their banks or other financial institutions to such passwords designated by Purchaser Party, and (y) all bank token/UKey (if any), all keys (if any), official chops, seals, original certificate of incorporation and other corporate documents of Group Companies to the designated representative of Purchaser Party.

ARTICLE III

PURCHASE PRICE ADJUSTMENT

Section 3.1        Estimated Statements. The Shareholders’ Agent shall prepare and deliver, or cause to be prepared and delivered, to Purchaser, not later than five (5) Business Days prior to the Closing Date, a statement (the “Estimated Closing Statement”) setting forth FreeChain’s good faith estimate of the Net Assets as of 11:59 p.m. (Hong Kong time) on the night before the Closing Date (the “Estimated Net Assets”). The Estimated Closing Statements shall be expressed in U.S. dollars, be prepared in accordance with IFRS applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements. The Estimated Closing Statements shall be certified on behalf of FreeChain by [***] of FreeChain, and shall be accompanied by work papers supporting the amounts set forth in the Estimated Closing Statements, together with reasonable supporting evidence of the calculation of such estimates. “Net Assets” shall mean an amount, which may be a positive or a negative number, equal to (A) the aggregate assets of the Group Companies on a consolidated basis as of 11:59 p.m. (Hong Kong time) on the night before the Closing Date minus (B) the aggregate liabilities of the Group Companies on a consolidated basis as of 11:59 p.m. (Hong Kong time) on the night before the Closing Date.

Section 3.2         Closing Statement. Within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver, or cause to be prepared and delivered, to the Shareholders’ Agent a statement (the “Closing Statement”) setting forth Purchaser’s calculation of the Net Assets as of 11:59 p.m. (Hong Kong time) on the night before the Closing Date (the “Closing Net Assets”). The Closing Statements shall be prepared in accordance with IFRS consistently applied as to the Estimated Closing Statements and using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Financial Statements and be set forth in a schedule in reasonable detail. The Closing Statements shall be accompanied by work papers supporting the amounts set forth in the Closing Statements, together with reasonable supporting evidence of the calculation of such estimates. If Purchaser fails to deliver the Closing Statement within sixty (60) days after the Closing Date, then the Estimated Closing Statement delivered by FreeChain shall be final, conclusive and binding on the Parties.

Section 3.3          Closing Statement Dispute.

(a)          Within thirty (30) days following receipt by the Shareholders’ Agent of the Closing Statement, the Shareholders’ Agent shall deliver written notice to Purchaser of any dispute it has with respect to the calculations set forth in the Closing Statement describing in reasonable detail the reasons for its dispute and specifying those items or amounts as to which the Shareholders’ Agent disagrees, together with the Shareholders’ Agent’s determination of such disputed items and amounts (the “Price Adjustment Dispute Notice”). If the Shareholders’ Agent does not deliver a Price Adjustment Dispute Notice within such thirty (30)-day period (or, if the Shareholders’ Agent notifies Purchaser prior to such 30th day that it does not dispute the Closing Statement, on such date), then such Closing Statement will be final, conclusive and binding on the Parties. Any Price Adjustment Dispute Notice will specify in reasonable detail the nature and dollar amount of any disagreement asserted (collectively, the “Price Adjustment Disputed Items”), and all other items (and all calculations relating thereto) that are not in dispute as specified in the Price Adjustment Dispute Notice will be final, binding and conclusive.

(b)          In the event Purchaser receives such a Price Adjustment Dispute Notice, Purchaser and the Shareholders’ Agent shall negotiate in good faith to resolve the Price Adjustment Disputed Items. If Purchaser and the Shareholders’ Agent, notwithstanding such good faith effort, fail to resolve the Price Adjustment Disputed Items within twenty (20) days after the receipt by the Shareholders’ Agent of the Price Adjustment Dispute Notice, then Purchaser and the Shareholders’ Agent shall jointly engage a mutually agreed Big Four Accounting Firm of independent certified public accountants (the “Independent Accounting Firm”) to resolve only such Price Adjustment Disputed Items still in dispute. The Independent Accounting Firm shall, acting as experts and not arbitrators, limit its examination to the unresolved Price Adjustment Disputed Items, resolve any such unresolved Price Adjustment Disputed Items in accordance with the requirements of this Agreement for any such items, and use its best efforts to make its determination thereon within thirty (30) days after the referral of the Price Adjustment Disputed Items to it in accordance herewith. The resolution of any such unresolved Price Adjustment Disputed Items by such Independent Accounting Firm shall be made in writing delivered to Purchaser and the Shareholders’ Agent and shall be final, conclusive and binding upon the Parties. The fees and expenses charged by the Independent Accounting Firm shall be allocated between Purchaser, on the one hand, and the Shareholders, on the other hand, based upon the percentage which the portion of the Price Adjustment Disputed Items not awarded to each party bears to the amount actually consented by such party. In the event a Price Adjustment Dispute Notice is issued, the Closing Statement (and any amendments thereto) will be final, conclusive and biding on the Parties upon the earlier of: (i) agreement thereto by Purchaser and the Shareholders’ Agent or (ii) determination thereto by the Independent Accounting Firm. Notwithstanding anything herein to the contrary, the dispute resolution mechanism contained in this Section 3.3 shall be the exclusive mechanism for resolving disputes regarding adjustments of the Consideration, if any.

(c)          The Closing Net Assets as finally determined pursuant to this Section 3.3 shall be deemed the “Final Closing Net Assets”.

Section 3.4         Payment.

(a)       If the amount, which may be a positive or a negative number, equal to the aggregate amount (the “Post-Closing Adjustment Amount”) of the Final Closing Net Assets minus the Estimated Closing Net Assets, is a negative amount and the absolute value of the Post-Closing Adjustment Amount exceeds US$1,000,000 or another greater amount agreed by Purchaser Parties, then Bitdeer shall, within thirty (30) Business Days after the determination of the Final Closing Net Assets, issue to Shareholders, in proportion to their respective percentages set out in Schedule 2 hereto, such number of Bitdeer Shares (the “Price Adjustment Release Shares”) that in the aggregate equals the result of (A) the number of Price Adjustment Holdback Shares, minus (B) the result of (x) the absolute value of the Post-Closing Adjustment Amount minus US$1,000,000 or another greater amount agreed by Purchaser Party, then divided by (y) Bitdeer Share Price; and for the avoidance of doubt, if the number of the Price Adjustment Release Shares is a negative amount, Bitdeer shall be irrevocably released from the obligation to issue any of the Price Adjustment Holdback Shares to Shareholders.

(b)      If the Post-Closing Adjustment Amount is (x) a negative amount and the absolute value of the Post-Closing Adjustment Amount less than or equal to US$1,000,000 or another greater amount agreed by Purchaser Parties, or (y) a positive amount, Bitdeer shall, within thirty (30) Business Days after the determination of the Final Closing Net Assets, issue to Shareholders the full number of the Price Adjustment Holdback Shares in proportion to their respective percentages set out in Schedule 2 hereto. For the avoidance of doubt, upon Bitdeer’s issuance of the Price Adjustment Holdback Shares to Shareholders in full, except as explicitly provided in this Agreement, all of the obligations that Bitdeer or Purchaser owes to Shareholders in connection with the Price Adjustment Holdback Shares, whether by contract or by operation of law, shall be deemed as fully satisfied and discharged.

(c)      Within five (5) Business Days after the payment of relevant Price Adjustment Holdback Shares to each Shareholder pursuant to this Section 3.4, Purchaser Parties shall deliver each Shareholder an updated relevant book-entry of Bitdeer reflecting each Shareholder as the record owner of the corresponding Bitdeer Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO GROUP COMPANIES

Except as set forth in the section of the disclosure schedule delivered to Purchaser by FreeChain set forth in Schedule 5 (the “Disclosure Schedule”) which the Warrantors has the right to update such Disclosure Schedule once pursuant to this Agreement that specifically relates to a particular section or subsection of this Article IV, Group Companies and Shareholders (the “Warrantors”) hereby jointly and severally represent and warrant to Purchaser Parties that the statements contained in this Article IV are true, accurate, complete and not misleading as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date).  Notwithstanding the foregoing, any disclosure in the Disclosure Schedule (including the update) shall solely be made to the reasonably satisfaction of Purchaser Parties; provided that if all the disclosures in Disclosure Schedule have been reflected in the written materials provided by the Warrantors to Purchaser Parties during the legal due diligence before the date hereof and there are no omissions in the Disclosure Schedule, the Disclosure Schedule shall be deemed to be reasonably satisfactory to Purchaser Parties.

Section 4.1        Organization, Good Standing and Qualification. Each Group Company is duly incorporated or organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation or establishment and has all requisite corporate, company or organizational power and authority to own its properties and assets and to carry on its business as now conducted or as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Group Company is qualified to transaction business in each jurisdiction in which it conducts and proposed to conduct business. There is no pending litigation against any Group Company, and no legal proceedings have been initiated or anticipated to be initiated by or against any of Group Companies for the liquidation, winding-up, striking off or dissolution of any of Group Companies or for the appointment of a liquidator, receiver, trustee or similar officer of any of Group Companies or of all or any of its assets, in any jurisdiction.

Section 4.2        Capitalization and Voting Rights.

(a)       Group Companies. The authorized and outstanding share capital of each Group Company as of the date hereof and immediately prior to the Closing is set forth in Section 4.2(a) of the Disclosure Schedule. Section 4.2(a) of the Disclosure Schedule also sets forth a complete and accurate schedule of all of Shareholders and the respective numbers of the Shares beneficially owned by each Shareholder immediately prior to the Closing.

(b)      No Other Securities. Except as set forth in Section 4.2(a) of the Disclosure Schedule, (i) there are no and at the Closing there will be no other authorized or outstanding Equity Securities of any Group Company; (ii) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities; (iii) no Group Company is obligated to issue, sell or transfer any Equity Securities of any Group Company; (iv) no Group Company is obligated to repurchase, redeem or otherwise acquire any Equity Securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such Equity Securities; (v) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company; (vi) no Group Company has granted any registration rights to any other Person, nor is any Group Company obliged to list, any of the Equity Securities of any Group Company on any securities exchange; (vii) there are no voting or similar agreements which relate to the share capital of any Group Company; and (viii) no Group Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with Shareholders of any Group Company on any matter, or any agreement or obligation to issue any such bond, debenture or note.

(c)       Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights (or similar requirements) of any Person, and applicable Contracts. Except as set forth in Section 4.2(c) of the Disclosure Schedule, all share capital of each Group Company are fully paid, non-assessable and free from any and all Liens. There are no (a) resolutions pending to increase the share capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, or (c) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws.

(d)       FreeChain Options. Section 4.2(d) of the Disclosure Schedule sets forth a complete and accurate list of all FreeChain Options outstanding as of the date hereof: (i) the name of the Person to whom such FreeChain Options were granted; (ii) the country of residence of the Person to whom such FreeChain Options were granted; (iii) the type of FreeChain Options granted to each such Person, including whether any FreeChain Option is intended to qualify as an “incentive stock option” under Section 422 of the Code; (iv) the number of the Shares subject to each such FreeChain Option; (v) the exercise or purchase price of such FreeChain Option; (vi) the date on which such FreeChain Option was granted; (vii) the vesting schedule and other vesting conditions (if any) of such FreeChain Option; (viii) the number of vested and unvested Shares subject to each such FreeChain Option as of the date hereof; (ix) the date on which such FreeChain Option expires. (i) The grant of each such FreeChain Option was validly issued and properly approved no later than the date on which the grant of such FreeChain Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including approval by the board of directors of FreeChain; (ii) the grant of each such FreeChain Option was made in compliance with the terms of the FreeChain Share Incentive Plan and all applicable Laws and properly recorded on the Financial Statements to the extent required by IFRS; and (iii) each FreeChain Option intended to qualify as an “incentive stock option” under Section 422 of the Code, if any, so qualifies. Each FreeChain Option may, by its terms, be treated at the Closing as set forth in Section 1.3. Except as set forth in Section 1.3, there are no commitments or agreements of any character to which any Group Company is bound obligating such Group Company to accelerate or otherwise alter the vesting of any FreeChain Option as a result of the transactions contemplated hereby and under the other Transaction Documents. FreeChain has not granted any type of share award other than the FreeChain Options.

Section 4.3      Corporate Structure; Subsidiaries. Section 4.3 of the Disclosure Schedule sets forth a complete structure chart showing each of Group Companies and the corporate particulars of each Group Company. Except as set forth in Section 4.3 of the Disclosure Schedule, no Group Company owns or Controls any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement. No Group Company is obligated under any Contract to make any investment in or capital contribution in or on behalf of any other Person.

Section 4.4        Authorization.

(a)       Each Group Company has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to carry out and perform its obligations thereunder and to consummate the transactions contemplated thereunder. All corporate action on the part of each Group Company necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party and the performance of all its obligations thereunder has been taken prior to date hereof. Each Transaction Document to which any Group Company is a party has been duly executed and delivered by such Group Company and constitutes or will constitute (as applicable), to which any Group Company is a party, valid, legal and binding obligations of, and enforceable against such Group Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)       The boards of directors and/or shareholders (if required) of each Group Company have duly and validly authorized the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Group Company is a party and approved the consummation of the transactions contemplated hereby and thereby (the “Required Group Company Approval”). No corporate proceedings other than the Required Group Company Approval on the part of any Group Company is necessary to authorize or approve this Agreement, the other Transaction Documents to which such Group Company is a party or to consummate the transactions contemplated hereby and thereby. Except for the Required Group Company Approval, no other vote or Consent of directors, shareholders, beneficial owners of any Equity Securities of Group Companies or any third party is required by applicable Law, the Charter Documents of Group Companies, any Contract to which any Group Company is a party in order for any Group Company to authorize and approve this Agreement, the other Transaction Documents to which any Group Company is a party or to consummate the transactions contemplated hereby and thereby.

Section 4.5      No Conflicts. All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents to which any Group Company is a party, and the consummation of the transactions contemplated thereby, in any case on the part of any Group Company, have been duly obtained or completed (as applicable) and are in full force and effect. None of the execution, delivery and performance of each Transaction Document to which any Group Company is a party by such Group Company, nor the consummation by such Group Company of the transactions contemplated thereby, nor compliance by such Group Company with any of the provisions thereof, will (i) (assuming compliance with the matters referred to in the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any Consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any material obligation of any Group Company) or cancellation under, with or without the passage of time or the giving of notice, (A) any Governmental Order, (B) any provision of the Charter Documents of any Group Company, (C) any applicable Laws, or (D) any Material Contract, (ii) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company (including without limitation, any Indebtedness of such Group Company), or (iii) result in the creation of any Lien upon any of the properties or assets of any Group Company other than Permitted Liens.

Section 4.6     Corporate Books and Records. The minute books (or equivalent) of each Group Company (i) contain accurate records of all meetings of directors and shareholders of such Group Company and all actions by written consent without a meeting by the directors and shareholders of each Group Company since the date of its incorporation; (ii) accurately reflect all other actions taken by the directors (and any committee thereof) and shareholders of each Group Company; and (iii) have been kept in accordance with applicable Laws.

Section 4.7        Compliance with Laws; Consents.

(a)       Each Group Company is, and has been, in compliance with all applicable Laws, including all applicable Laws relating to the Business, privacy protection, data and personal information, Intellectual Property, taxation, fair competition, anti-monopoly, anti-bribery, ant-money laundering, export control and sanctions, employment and labor, and social welfare and benefits, SAFE Rules and Regulations, foreign investment (including the restrictions regarding foreign investment in certain industries and businesses) and Tax.

(b)      No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any Group Company of, or a failure on the part of such entity to comply with, any applicable Laws, or (ii) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of Group Companies has received any notice from any Governmental Authority regarding any of the foregoing. None of Group Companies is under investigation with respect to or to the Knowledge of the Warrantors, has been threatened to be charged with or given notice of any violation of any applicable Law or Governmental Order.

(c)      There is not pending or, to the Knowledge of the Warrantors, threatened against any Group Company any Action of any kind in court or Governmental Authority asserting any non-compliance by such Group Company with respect to any applicable Law or Governmental Order.

(d)       All Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and conduct of Business by each Group Company (collectively, the “FreeChain Required Governmental Consents”) shall have been duly obtained or completed in accordance with all applicable Laws.

(e)       (i) No FreeChain Required Governmental Consents contains any burdensome restriction or condition, (ii) each FreeChain Required Governmental Consent is in full force and effect and will remain in full force and effect upon Closing, (iii) none of Group Companies is in default under any FreeChain Required Governmental Consent, and (iv) none of FreeChain Required Governmental Consent is subject to renewal. None of Group Companies has received any letter or other written communication from any Governmental Authority threatening or providing notice of revocation of any FreeChain Required Governmental Consent issued to such Group Company or the need for compliance or remedial actions in respect of any activity carried out by such Group Company.

(f)       None of Group Companies or any of their respective directors, officers or employees or  any agent or any other Person acting for or on behalf of any Group Company has, (i) made any bribe, influence payment, kickback, payoff, or any other type of payment that would be unlawful under any anti-bribery or anticorruption (governmental or commercial) laws applicable to any Group Company, including, without limitation, laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official or commercial entity to obtain a business advantage such as, each to the extent applicable, the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, the PRC Law on Anti-Unfair Competition adopted, as amended, and the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, or any other applicable anti-bribery or anti-corruption law (collectively, “Anticorruption Laws”); (ii) in violation of any Anticorruption Law, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any Person for the purpose of (v) influencing any act or decision of any officer, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), or to any candidate for political office (individually and collectively, a “Government Official”) in his official capacity, (w) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (x) securing any improper advantage, (y) inducing a Government Official to influence or affect any act or decision of any Governmental Authority, or (z) assisting any Group Company, or any agent or any other person acting for or on behalf of any Group Company, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contribution, payment, gift, or expenditure that would be unlawful under any Anticorruption Law.

(g)      No Government Official (i) holds an ownership or other economic interest, direct or indirect, in any Group Company, or (ii) serves as an officer, director or employee of any Group Company.

(h)      None of Group Companies or any of their respective directors, officers or employees, or any agent or any other person acting for or on behalf of any Group Company has ever been found by a Governmental Authority to have violated any criminal Law related to bribery or any securities Law or is subject to any indictment or any government investigation for bribery.

(i)        No Group Company or any of their respective directors, officers or employees, or any agent or any other person acting for or on behalf of any Group Company, is a Prohibited Person, and no Prohibited Person has been given an offer to become an employee, officer, consultant or director of any Group Company. No Group Company has conducted or agreed to conduct any business, entered into or agreed to enter into any transaction with a Prohibited Person.

Section 4.8        No Conflicts with Sanction and Export Control Laws.

(a)           Neither Group Companies, nor any director, officer, employee, Affiliate or other person associated with or acting on behalf of any Group Company (i) is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any Sanctions and Export Control Laws or is a Blocked Person, (ii) is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo, Sanctions and Export Control Laws or Sanctions Programs prohibiting trade with a Sanctioned Country; (iii) acting in any capacity in connection with the operations of Group Companies, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions and Export Control Laws or Sanctions Programs; and

(b)          Group Companies have not engaged in and are not now engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions and Export Control Laws, Sanctions Programs or with any Sanctioned Country.

(c)           For the purposes of this Section 4.8:

(i)          “Sanctioned Country” shall mean a country or territory that is the subject or target of a comprehensive embargo or Sanctions and Export Control Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria.

(ii)         “Sanctions and Export Control Laws” shall mean all applicable laws, regulations, rules and requirements relating to trade sanctions, foreign trade controls, export and re-export controls, non-proliferation, anti-terrorism and similar laws, including but not limited to, any applicable requirements under, the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or any other relevant sanctions authority the U.S. Department of Commerce Export Administration Regulations (EAR), the U.S. Department of State International Traffic in Arms Regulations (ITAR), and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations.

(iii)        “Blocked Persons” shall mean the designation as a “Specially Designated National” or on the “Sectorial Sanctions Identifications List” or other similar list maintained by the United States or other applicable jurisdiction.

(iv)        “Sanctions Programs” shall mean any OFAC, HMT or UNSC economic sanction program including, without limitation, programs related to a Sanctioned Country.

Section 4.9        Tax Matters.

(a)       Each Group Company has properly prepared and duly and timely filed all Tax Returns that it is required by applicable Laws to be filed with the appropriate Taxing Authority, and each such Tax Return was true, complete, correct and not misleading. Each Group Company has fully and timely paid all Taxes payable by or on behalf of such Group Company (whether or not shown as due and payable on such Tax Returns). All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of each Group Company.

(b)       Each of Group Companies has duly and timely complied with all applicable Laws relating to the collection, withholding and remittance of Taxes.

(c)       No deficiencies for any material Tax with respect to any Tax Return has been asserted by any Tax authority, and no dispute relating to any Tax Return with any such Tax authority is outstanding, or to the Knowledge of the Warrantors, contemplated.

(d)       The provisions for Taxes in the Financial Statements fully reflect all unpaid Taxes of each Group Company, whether or not assessed or disputed as of the date of the applicable Financial Statements. The unpaid Taxes of any Group Company (i) did not, as of the date of the applicable Financial Statements, exceed the reserve for Tax liability (which shall not include any reserve established for deferred Taxes to reflect timing differences between book and Tax income) set forth on the face of the applicable Financial Statements and (ii) do not exceed that reserve as adjusted for the passage of time through the date of the Closing in accordance with the past practice of each Group Company in filing its Tax Returns.

(e)      No Tax audits, examinations, proceedings, assessment or other actions by any Governmental Authority with respect to any Group Company relating to the conduct of its business, filing of Tax Returns or the payment or withholding of Taxes is currently in progress, nor has any Group Company received any written notice issued by any Governmental Authority threatening the commencement of the foregoing proceedings. No assessment of Tax has been proposed in writing against any Group Company or any of their assets or properties. None of Group Companies has received from any Governmental Authority (including jurisdictions where such Group Company has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, (iii) claim that Taxes may be due in a jurisdiction where such Group Company has not filed Tax Returns, or (iv) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Authority against such Group Company.

(f)        No Group Company is responsible for the Taxes of any other Person by reason of Contract, successor Liability, operation of Law or otherwise.

(g)       No Group Company has been a PFIC or a CFC. No Group Company is or has ever been a U.S. real property holding corporation.

(h)     Since the Statement Date, no Group Company has incurred any Taxes other than in the ordinary course of business consistent with past practice. Group Companies have fulfilled all the terms, requirements and criteria for the continuance of all applicable Tax incentives, Tax holidays and Tax rulings, including concessional Tax rate, Tax relief, Tax exemption, Tax refund, Tax credit, and other Tax reduction agreement or order available under any applicable Law. Each such Tax incentives, Tax holidays, Tax rulings and other Tax reduction agreement or order is expected to remain in full effect throughout the current effective period thereof after the Closing, and no Group Company has received any notice to the contrary or there is no event that may result in repeal, cancellation, revocation, or return of such entitlements. All exemptions, reductions and rebates of Taxes granted to any Group Company by a Governmental Authority are in full force and effect and have not been terminated. The transactions contemplated hereby and by the other Transaction Documents to which any Group Company is a party are not in violation of any applicable Law regarding Tax.

(i)       Group Companies are in compliance with all applicable transfer pricing Laws, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of Group Companies. All of the transactions between any Group Company and any Related Party have been effected on an arm’s length basis. There are no circumstances which have caused or could cause any Governmental Authority to make any transfer pricing adjustment to the profits of any Group Company, or require any such adjustment to be made to the terms on which any such transaction is treated as taking place, and no such adjustment has been made or threatened.

(j)       There is no outstanding audit dispute or claim with any Tax authority concerning any material Tax Liability of any Group Company. None of Group Companies has agreed to any extension or waiver of the application of the statute of limitations regarding the assessment or collection of any Tax, or agreed to any extension of time with respect to a Tax assessment or deficiency, and no power of attorney has been granted by or with respect to any Group Company with regard to any matters relating to Taxes, which period (after giving effect to such extension or waiver) or power has not expired. There are no Liens for Taxes upon any shares, securities, equity interests, property or assets of any Group Company except for Permitted Liens.

(k)       None of Group Companies (i) has been a member of an affiliate, combined, consolidated or unitary group for purposes of filing any Tax Return, (ii) is a party or subject to, is bound by, or has any obligation under any Tax allocation, indemnity, sharing or similar agreement, arrangement or understanding that will not be terminated and settled prior to the Closing (other than customary commercial leases, financing agreements or other Contracts containing customary Tax allocation or gross-up provisions entered into in the ordinary course of business that are not primarily related to Taxes) or (iii) has any Liability for the Taxes of any other Person (other than a Group Company) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of state, local or non-U.S. Law) or as a transferee or successor, by Contract or otherwise.

(l)       No Group Company has entered into: (i) any transaction the sole or main purpose of which was the avoidance or deferral or reduction of Tax by any Group Company or any associated Person or (ii) any transaction the objective of which was the exclusion or reduction of the amount of any income, profits, gains, sales, supplies or imports made or enjoyed by any Group Company or any associated Person for any Tax purpose, or the creation or increase of the amount of any deduction, loss, allowance or credit claimed or intended to be claimed by any Group Company or any associated Person for any Tax purpose, that may be challenged, disallowed or investigated by any Governmental Authority.

(m)     Each Group Company has complied with all statutory provisions, rules, regulations, orders and directions in respect of any value added or similar Tax on consumption, has promptly submitted accurate returns, maintained full and accurate records, and has never been subject to any material interest, forfeiture, surcharge or penalty.

(n)     No Group Company has entered into any concession, agreements (including agreements for the deferred payment of any Tax Liability) or other formal or informal arrangement with any Governmental Authority relating to Group Companies.

(o)       All Taxes required to be withheld by any of Group Companies in connection with amounts paid to employees, independent contractors, shareholders, creditors and other third Parties have been withheld and have been duly and timely paid to the appropriate Governmental Authority, and all filings required with respect thereto have been properly completed and timely filed.

(p)       No Group Company is required to include any item of income or gain in, or exclude any item of deduction, loss or credit from, taxable income for any taxable period as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or a similar or analogous provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date, (ii) a change in method of accounting occurring on or prior to the date of the Closing, (iii) agreement with any Governmental Authority executed on or prior to the date of the Closing, (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) prepaid amount received on or prior to the Closing Date. There is no income of any Group Company that will be required under applicable Law to be reported by Bitdeer or any of its Affiliates which taxable income was realized (and reflects economic income arising) prior to the Closing Date.

(q)     Each Group Company is and at all times has been resident for Tax purposes solely in the country in which it is incorporated. No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or an office or fixed place of business in a country other than the country in which it is incorporated or organized.

Section 4.10     Charter Documents. The Charter Documents of each Group Company are in the form provided to Purchaser. Each Group Company has been in compliance with its Charter Documents, and none of Group Companies has violated or breached any of their respective Charter Documents. The register of members, the register of directors and officers and the register of mortgages and charges (if applicable) of each Group Company are correct and current, there has been no notice of any proceedings to rectify any such register, and there are no circumstances which might lead to any application for its rectification. All documents required to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Company is incorporated have been properly filed.

Section 4.11       Financial Statements.

(a)       FreeChain has made available to Purchaser true, correct and complete copies of (i) audited consolidated financial statements (balance sheet and income and cash flow statements, including notes thereto) of Group Companies for the fiscal year ended December 31, 2021, December 31, 2022, and December 31, 2023 respectively; and (ii) the unaudited consolidated financial statements (balance sheet and income and cash flow statements, including notes thereto) of Group Companies to the last date of the month prior to the Closing Date ( the last date of such period shall be referred to as the “Statement Date”) (collectively, the “Financial Statements”).

(b)     The Financial Statements (i) have been prepared in accordance with the books and records of the respective Group Company, (ii) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods presented, (iii) are true, correct, complete and not misleading, and (iv) fairly present the financial condition and position of Group Companies on a consolidated basis as of the dates indicated therein and the results of operations and cash flows of Group Companies on a consolidated basis for the periods indicated therein, except in the case of unaudited financial statements for the omission of notes thereto and normal year-end audit adjustments that are not expected to be material. All of the accounts receivable owing to any of Group Companies, including without limitation, all accounts receivable set forth in the Financial Statements, constitute valid and enforceable claims, and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Group Company to collect in full in respect of any such receivables. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Group Company.

(c)       Each Group Company has maintained accurate books of accounts and records which reflect such Group Company’s assets and liabilities and maintain and have maintained for all periods reflected in the Financial Statements, proper and adequate internal accounting controls that provide assurance that (i) transactions are recorded as necessary to permit accurate preparation of its financial statements and to maintain accurate accountability for its assets, (ii) the reporting of its assets is compared with existing assets at regular intervals and appropriate action is taken with respect to any material differences, and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. To the Knowledge of the Warrantors, no auditor, Affiliate, accountant or Representative of Group Companies, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, or any weakness or significant deficiency, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Group Companies, or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Group Companies have engaged in questionable accounting or auditing practices.

(d)       There are no off-balance sheet financing arrangements to which any Group Company is a party.

Section 4.12       Absence of Changes. Since the Statement Date, each Group Company has (i) operated its business in the ordinary course consistent with past practice, (ii) used its best efforts to preserve business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any material agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice. Since the Statement Date, there has not been any Material Adverse Effect on Group Company, or as contemplated under the Transaction Documents any material change in the way any Group Company conducts its business, and there has not been, occurred or arisen, except as contemplated under this Agreement, the Restructuring Plan or the other Transaction Documents:

(a)       any purchase, acquisition, sale, lease, disposal of or other transfer of or changes in any assets, whether tangible or intangible, other than the purchase or sale of inventory in the ordinary course of business;

(b)      any acquisition (by merger, consolidation or other combination, or acquisition of shares or assets, or otherwise) of any business or other Person or division thereof, or any sale or disposition of any business or division thereof;

(c)       any sale, assignment, exclusive license, or transfer of any Intellectual Property of any Group Company;

(d)       any waiver, termination, cancellation, settlement or compromise by a Group Company of a right, debt or claim owed to it;

(e)      any incurrence, creation, assumption, repayment, satisfaction, or discharge of (A) any material Lien (other than Permitted Liens) or (B) any Indebtedness or guarantee, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any investment or capital contribution;

(f)       any material amendment to or termination of any Material Contract, any entering of any new Contract that would have been a Material Contract if in effect on the date hereof, or any amendment to or waiver under any Charter Document;

(g)      any change in any compensation arrangement or Contract with any employee of any Group Company, or adoption of any new Benefit Plan, or any material change in any existing Benefit Plan;

(h)      any declaration, setting aside or payment or other distribution in respect of any Equity Security of any Group Company, or any issuance, transfer, redemption, purchase or acquisition of any Equity Security by any Group Company;

(i)        any damage, destruction or loss to the properties or assets of any Group Company, whether or not covered by insurance valued;

(j)        any material change in accounting methods or practices or any material revaluation of any of its assets;

(k)       any change in the approved or registered business scope of any Group Company or any change to any Consent or permits held by such Group Company;

(l)        any commencement or settlement of any Action;

(m)      any authorization, sale, issuance, transfer, pledge or other disposition of any Equity Securities of any Group Company;

(n)       any resignation or termination of any Key Employee or any material group of employees of any Group Company;

(o)       any transaction with any Related Party (other than as previously contracted);

(p)     any making, change or revocation of any material Tax election, any entry into any closing agreement or settlement or compromise of any audit, claim, assessment or dispute for Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Tax, any change (or request to any Tax authority to change) of any accounting period or method of accounting of any Group Company for Tax purposes;

(q)      any adoption of, resolution to approve or petition or similar proceeding or order in relation to, a plan of complete or partial liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization or other reorganization of any Group Company;

(r)        any receiver, trustee, administrator or other similar Person appointed in relation to the affairs of any Group Company or its property; or

(s)       any agreement or commitment to do any of the foregoing.

Section 4.13      Actions. (i) There is no Actions pending or, to the Knowledge of the Warrantors, threatened against or adversely affecting any Group Company or against any of its officers, directors or Key Employees with respect to its businesses or against any officer, director or Key Employee of any Group Company in connection with such Person’s respective relationship with such Group Company, (ii) there are no Actions pending against any of Group Companies or, to the Knowledge of the Warrantors, threatened against any of Group Companies, relating to the use by any employee or independent contractor of any Group Company of any information, technology or techniques allegedly proprietary or otherwise confidential to any of their former employers, clients or other parties, (iii) there is no judgment or award unsatisfied against any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties, (iv) there is no Action pending by any Group Company against any third party nor does any Group Company intend to commence any such Action, and (v) no Governmental Authority has at any time challenged or questioned the legal right of any Group Company to conduct its Business.

Section 4.14      Undisclosed Liabilities.

(a)      No Group Company has any Liabilities (whether matured or unmatured, fixed or contingent or otherwise) of a type required to be reflected on or reserved against in a balance sheet of Group Companies in accordance with IFRS except for (i) Liabilities accrued or reserved for in accordance with IFRS on the Financial Statements, and (ii) Liabilities incurred after the Statement Date in the ordinary course of business but only to the extent that such Liabilities would not, individually or in the aggregate, reasonably be expected to be material to Group Companies.

(b)       None of Group Companies has any Indebtedness that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which any Group Company has otherwise become directly or indirectly liable, except for any (x) Indebtedness that will be discharged in connection with the consummation of the transactions contemplated hereby, (y) Indebtedness of any Group Company to any other Group Company, and (z) Indebtedness pursuant to Material Contracts not in excess of US$140,000.

Section 4.15      Commitments.

(a)       Section 4.15(a) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts as of the date hereof, and none of Group Companies is a party to or bound by any Material Contracts not listed in Section 4.15(a) of the Disclosure Schedule. FreeChain has furnished or made available to Purchaser true and complete copies of all Material Contracts, including any amendment thereto, as of the date hereof.

(b)       Each Material Contract is a legal, valid and binding agreement of such Group Company that is a party thereto, the performance of which does not and will not violate any applicable Law or Governmental Order, and is in full force and effect and enforceable against the parties thereto, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. No Material Contract has been terminated or cancelled by the other party thereto. Each Group Company has duly performed all of its obligations under each Material Contract to which it is a party to the extent that such obligations to perform have accrued, and no material breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by such Group Company or, to the Knowledge of the Warrantors, any other party or obligor with respect thereto, has occurred, or as a result of the execution, delivery, and performance of the Transaction Documents will occur. No Group Company has given notice (whether written or not) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No Group Company has received any notice (whether written or not) that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract.

Section 4.16      Title; Properties.

(a)      Title; Sufficiency. Each Group Company has good and valid title to, or a valid leasehold interest in, all of the properties and assets that are necessary to the operations of the business of each Group Company which are listed in Section 4.16 of the Disclosure Schedule, in each case free and clear of all Liens, other than Permitted Liens. Immediately after the Closing, the foregoing assets which are listed in Section 4.16 of the Disclosure Schedule collectively represent all the assets and rights (including all rights and properties) necessary for the conduct of the business of each Group Company as conducted by such Group Company as of and immediately prior to Closing. All leases of real or personal property to which a Group Company is a party are in full force and effect and afford such Group Company valid leasehold possession of the real or personal property that is the subject of the lease.

(b)       Real Property. No Group Company owns or has legal or equitable title or other right or interest in any real property other than as held pursuant to FreeChain Leases. Section 4.16(b) of the Disclosure Schedule sets forth each leasehold interest pursuant to which any Group Company holds any real property interest (the “FreeChain Lease”), indicating the parties to such FreeChain Lease and the address of the property demised under the FreeChain Lease, the rent payable under the FreeChain Lease and the term of the FreeChain Lease. Each FreeChain Lease is in compliance with applicable Laws. The leasehold interests under the FreeChain Leases held by each Group Company are adequate for the conduct of the business of such Group Company as currently conducted. Such FreeChain Lease is legal, valid, binding, enforceable against the parties thereto, and in full force and effect in accordance with its terms.

Section 4.17      Related Party Transactions. (i) no Related Party has any Contract, understanding, or transaction with, or is indebted to, any Group Company or has any direct or indirect interest in any Group Company (other than Equity Securities of such company held by any of its partners, shareholders or members), nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, for the current pay period, reimbursable expenses or other standard employee benefits); (ii) no Related Party has any direct or indirect interest in any Person with which a Group Company is affiliated or with which a Group Company has a business relationship (including any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, Intellectual Property or other property rights or services), or in any Contract to which a Group Company is a party or by which it may be bound or affected, and no Related Party directly or indirectly competes with, or has any interest in any Person that directly or indirectly competes with, any Group Company (other than ownership of less than one percent (1%) of the stock of publicly traded companies); (iii) no Related Party has received any payment or other benefit from any Group Company (except for payments and benefits received in connection with such Person’s employment in the ordinary course on an arm’s length basis); and (iv) no Related Party has filed or, to the Knowledge of the Warrantors, intends to file a cause of action or other claim or Action against any Group Company.

Section 4.18       Intellectual Property Rights.

(a)         FreeChain IP. Section 4.18(a) of the Disclosure Schedule sets forth a true, complete and accurate list of all Intellectual Property owned by, or registered or applied for in the name of, or exclusively licensed to any Group Company (which shall at least include all the Intellectual Property listed in the Restructuring Plan) (“FreeChain IP”), including for each the relevant name or description, registration/certification or application number, and filing, registration or issue date. Each Group Company owns or otherwise has exclusive rights (including but not limited to the rights of development, maintenance, licensing and sale) to use and otherwise exploit all FreeChain IP without any restrictions, except for the Permitted Liens on [***]. For the avoidance of doubt, FreeChain IP shall include [***].

(b)          Intellectual Property Ownership. As of the date hereof and the Closing Date, each FreeChain IP is owned exclusively by, registered or applied for solely in the name of a Group Company, or licensed exclusively to the relevant Group Company, and is not subject to any Lien (other than Permitted Liens). All FreeChain IP is valid, enforceable and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. No Group Company or any of its employees, officers or directors has taken any action or failed to take any action that would cause any FreeChain IP to be invalid, unenforceable or not subsisting.

(c)          Sufficiency. Group Companies own or possess all rights to use and otherwise exploit all Intellectual Property used in or otherwise necessary for the conduct of the Business. The consummation of this transaction contemplated by this Agreement will not result in the loss (including any incremental loss of rights) or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use, or hold for use any FreeChain IP as owned, used or held for use (including for defensive purposes) in the conduct of the Business.

(d)        Government or University Funding; Standards Participation. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any material FreeChain IP. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any FreeChain IP.

(e)        Proceedings Affecting IP; Intellectual Property Transfers. No FreeChain IP is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (i) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Company Product, by any Group Company, or (ii) may affect the validity, use or enforceability of such FreeChain IP. No Group Company has (x) transferred or assigned, or granted any options to acquire, any FreeChain IP (or any Intellectual Property that would have constituted FreeChain IP but for such transfer or assignment) to any Person; (y) authorized the joint ownership of, any FreeChain IP; or (z) permitted the rights of any Group Company in any FreeChain IP to lapse or enter the public domain.

(f)           Infringement, Misappropriation and Claims. No Group Company has received any notice (written or otherwise) alleging that any Group Company has infringed, misappropriated, or otherwise violated any Intellectual Property of any Person. To the Knowledge of the Warrantors, no Group Company has infringed, misappropriated, or otherwise violated any Intellectual Property of any Person. To the Knowledge of the Warrantors, no Person has infringed, misappropriated, or otherwise violated any FreeChain IP, and no Group Company has given any notice (written or otherwise) to any other Person alleging any of the foregoing. No Person has challenged the ownership, validity, enforceability, use or exploitation of any FreeChain IP. No Group Company has agreed to indemnify any Person for any infringement, misappropriation or other violation of any Intellectual Property of any Person.

(g)          Assignments and Prior Intellectual Property. All Intellectual Property conceived, developed, or reduced to practice by current or former employees, contractors, consultants and agents of any Group Company (each, including each of Founders, a “Contributor”) related to the Business are currently owned exclusively by Group Companies. None of the Intellectual Property of any of its officers or employees (or any Person it currently intends to hire) made prior to or outside the scope of their employment by such Group Company is being or will be material to use or otherwise exploit in the Business or otherwise is or will be material to operate the Business. All Contributors who are or were involved in the creation, development, or reduction to practice of any Intellectual Property for such Group Company have executed an assignment of inventions agreement in the form provided to Purchaser that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. To the Knowledge of the Warrantors, none of the Contributors (i) is in violation in any respect of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (ii) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her best efforts to promote the interests of Group Companies or that would conflict with the Business. No Warrantors has infringed, misappropriated, or otherwise violated any Intellectual Property of any other Person that  has caused any actual Loss to Purchaser Parties, nor has any Group Company received any notice (written or otherwise) alleging any of the foregoing.

(h)          Licenses. Section 4.18(h) of the Disclosure Schedule sets forth a true, accurate and complete list of all Contracts pursuant to which (i) any of Group Companies grants to any other Person any right to use, exploit, or receive any benefit from any FreeChain IP; (ii) any Person grants to any of Group Companies any right to use, exploit, or receive any benefit from the Intellectual Property of any third party, except for non-disclosure agreements, Shrink-wrap Software Licenses and assignments of invention agreements in the form provide to Purchaser executed by Contributors; and (iii) any of Group Companies grants any other Group Company any right to use, exploit, or receive any benefit from any Intellectual Property ((i), (ii), and (iii) collectively, the “IP Contracts”). Group Companies have paid all license and royalty fees required to be paid under the IP Contracts.

(i)          Public Software. No Public Software forms part of any Company Product or was or is used in connection with the development of any Company Product or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any Company Product. No Software included in any Company Product has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge pursuant to the licenses governing such Public Software.

(j)           (i) There have been no security breaches in the information technology systems of Group Companies or the information technology systems of third Persons to the extent used by or on behalf of Group Companies, and (ii) there have been no disruptions in any information technology systems that adversely affected the Business. Group Companies have evaluated their disaster recovery and backup needs and have implemented plans and systems that reasonably address their assessment of risk.

(k)          Each Group Company has taken all necessary steps to protect, maintain and enforce the Intellectual Property and to preserve the confidentiality of all trade secrets. There has not been any disclosure of or access to any trade secret of Group Companies (including any such information of any other Person disclosed in confidence to Group Companies) to any third Person in a manner that has resulted or is likely to result in the loss of trade secret or other rights in and to such information.

(l)           Each Group Company has not incorporated into any Company Product any “back door,” “time bomb,” “Trojan Horse,” “worm,” “drop dead device,” “virus” or other Software routines that are designed to permit unauthorized access to or the unauthorized disablement or erasure of any products, services, data or Software of users (“Contaminants”). Each Group Company has taken all necessary steps to prevent the introduction of Contaminants into the Company Products.

(m)         (i) There are no Software bugs or errors in any of the currently commercially available Company Products; (ii) Group Companies have not delivered, licensed or made available and Group Companies have no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available, the source code for any Software used or held for use in the Business (including in the Company Products) to any escrow agent or third Person who is not, as a date of this Agreement, a Contributor to Group Companies; and (iii) there are no claims asserted against Group Companies alleging any defects, malfunctions or nonconformities, nor have there been any written or, to the Knowledge of the Warrantors, oral threats thereof (excluding in each case ordinary course support claims).

(n)         All FreeChain IP is independently developed by the current and previous employees of Group Companies (including all the Key Employees; the “Development Personnel”) and the development process of such FreeChain IP strictly complies with all applicable Laws (including applicable Laws relating to Intellectual Property). The Development Personnel has not accepted any commission, engagement or employment of any third party, used any resource, materials, and/or technology or Intellectual Property of any third party (except for technical information which can be legally obtained from public domain at that time) nor illegally obtained, disclosed or used trade secrets of any third Person when participating in any activity related to FreeChain IP.

(o)          All the [***] provided by the Warrantors to Purchaser Parties shall be true.

Section 4.19      Labor and Employee Matters.

(a)          Each Group Company has complied with all applicable Laws related to labor or employment, including provisions thereof relating to wages, hours, overtime, working conditions, health and safety, benefits, retirement, social welfare, equal opportunity, affirmative action, immigration, plant closures, layoffs and collective bargaining. There is no pending or, to the Knowledge of the Warrantors, threatened, and there has not been since the incorporation of each Group Company, any Action relating to the violation or alleged violation of any applicable Law by such Group Company related to labor or employment, including any charge or complaint filed by an employee or independent contractor with any Governmental Authority or any Group Company. None of Group Companies are delinquent in payments to any employee, contractor or former employee or contractor for any service or amount required to be reimbursed or otherwise paid.

(b)           Each Benefit Plan is and has been at all times established, administered and operated in accordance with its terms and all applicable Laws.

(c)          All contributions to, and payments for each Benefit Plan have been timely made or, to the extent not required to be paid on or before the Closing Date, have been fully reflected on the Financial Statements as of the Statement Date, and no event, transaction or condition has occurred or exists that would otherwise result in any such Liability to any Group Company under such Benefit Plan.

(d)           There are no pending or, to the Knowledge of the Warrantors, threatened Actions or audits involving any Benefit Plan.

(e)          Each Group Company maintains, and has fully funded, each Benefit Plan and any other labor-related plan that is required by Law or by Contract to maintain and fund.

(f)          Each Group Company is in compliance with all Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Laws and Contracts.

(g)          Except as contemplated under this Agreement, the Restructuring Plan or the other Transaction Documents, neither the execution of this Agreement or any other Transaction Document to which FreeChain is a party nor the consummation of the transactions contemplated hereby and thereby, whether alone, or in combination with any other event, will (i) result in any severance or termination pay or any retention, change in control or similar payment or benefit becoming due to any current or former director, officer or employee or other individual service provider of any Group Company; (ii) increase the amount of compensation or benefits due to any current or former director, officer, employee or other individual service provider of any Group Company; or (iii) result in any acceleration of the time of payment or vesting or trigger any payment or funding of any compensation or benefits under any Benefit Plan.

(h)          There has not been, and there is not now pending or, to the Knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge or other labor dispute against any Group Company. No Group Companies is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union, works council or other employee representative or any collective bargaining agreements, nor does any written or oral Contract, commitment or arrangement with any labor union, works council or other employee representative or any collective bargaining agreement pertain to any employee of any Group Company. No employees of any Group Company is represented by any labor union, works council or other employee representative.

(i)          Each Key Employee is currently devoting all of his or her business time to the conduct of the business of the applicable Group Company. No employee or contractor of any Group Company is subject to or bound by any covenant or obligation restricting him/her from providing services to any Group Company or currently providing services to or, to the Knowledge of the Warrantors, plans to provide services to any other Person that competes with any Group Company, whether or not such individual is or will be compensated by such Person. No employee or contractor of any Group Company is in violation of any term of, any Contract or any Governmental Order relating to the right of any such individual to be employed by, or to contract with or provide services to, such Group Company. No Group Company has received any notice alleging that any such violation has occurred. No such individual has given notice to any Group Company of an intent to terminate his or her employment or services with such Group Company, nor does any Group Company have a present intention to terminate the employment or engagement of any such individual.

(j)          Each employee, officer, director and consultant of each of Group Companies has executed an employment agreement containing confidentiality and invention assignment provisions and each of the Founders, [***] has executed an non-competition agreement and confidentiality agreement which are in full force and effect and binding upon and enforceable against each such Person, requiring such Persons to protect and keep confidential such Group Company’s confidential information and Intellectual Property, prohibiting such Persons from competing with such Group Company for a specified period of time after their termination of employment with such Group Company, and requiring such Persons to assign all ownership rights in their work product to the relevant Group Company. To the Knowledge of the Warrantors, none of the employees, officers, directors or consultants is in violation of such employment agreement.

(k)        None of Founders, [***], and to the Knowledge of the other Warrantors, none of the other employees contemplated to be transferred in the Restructuring Plan who will enter into an employment agreement with Straitdeer Pte. Ltd. or such other entity designated by Purchaser Parties, or who will retain their labor relationship with previous entities (as the case may be): (i) has conducted any business activity or been engaged in any business or activity other than their respective engagements with Group Companies, in each case, whether as a partner, investor, consultant, adviser, agent, employee or otherwise (whether directly or indirectly through its/his Affiliates); (ii) has held any Equity Securities or other form of ownership interest, directly or indirectly, whether through his Affiliates or otherwise, in any Person other than Group Companies.

Section 4.20     Insolvency. There has not been commenced against any Group Company an involuntary case under any applicable national, provincial, city, local or foreign bankruptcy, insolvency, receivership or similar Laws now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs.

Section 4.21      Brokers. No broker, finder or investment banker  is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the transactions contemplated hereby and the other Transaction Documents based upon arrangements made by and on behalf of the Warrantors unless otherwise agreed by the Parties in writing.

Section 4.23      Disclosure. The Warrantors have fully provided Purchaser Parties with all information requested by it. No representation or warranty made by the Warrantors in this Agreement and no information or materials provided by the Warrantors to Purchaser Parties in connection with the negotiation, execution or performance of this Agreement and the other Transaction Documents contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SHAREHOLDERS

The Warrantors represent and warrant on a several and joint basis to Purchaser Parties that the statements contained in this Article V are true, accurate, complete and not misleading as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date):

Section 5.1       Organization, Good Standing and Qualification. Each Shareholder Holdco is a corporation duly incorporated or organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the British Virgin Islands and has all requisite corporate, company or organizational power and authority to own its properties and assets and to carry on its business as now conducted or as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Shareholder Holdco is qualified to conduct business in each jurisdiction in which it conducts and proposed to conduct business. There is no pending litigation against such Shareholder Holdco, and no legal proceedings have been initiated or (to the Knowledge of such Shareholder Holdco) anticipated to be initiated by or against such Shareholder Holdco for the liquidation, winding-up, striking off or dissolution of such Shareholder Holdco or for the appointment of a liquidator, receiver, trustee or similar officer of such Shareholder Holdco or of all or any of its assets.

Section 5.2        Authority. Each Shareholder Holdco has all requisite power and authority to execute and deliver the Transaction Documents to which such Shareholder Holdco is a party, to carry out and perform obligations of such Shareholder Holdco thereunder and to consummate the transactions contemplated thereunder. All corporate action on the part of such Shareholder Holdco necessary for the authorization, execution and delivery of the Transaction Documents to which such Shareholder Holdco is a party and the performance of all obligations of such Shareholder Holdco thereunder has been taken prior to date hereof. Each Transaction Document to which any Shareholder is a party have been duly executed and delivered by such Shareholder and constitute, in the case of this Agreement, and will constitute from and after the Closing, in the case of the other Transaction Documents to which such Shareholder is a party, valid, legal and binding agreements of, and enforceable against such Shareholder, in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 5.3        Consents and Approvals; No Violations.

(a)       No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by any Shareholder of this Agreement and the other Transaction Documents to which such Shareholder is a party or the consummation by such Shareholder of the transactions contemplated hereby and thereby.

(b)      The execution, delivery and performance by any Shareholder of this Agreement and the other Transaction Documents to which it is a party do not, and the consummation by such Shareholder of the transactions contemplated hereby and thereby will not constitute or result in (i) any breach of any provision of any Charter Document of such Shareholder Holdco, (ii) a violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien) under, any of the terms, conditions or provisions of any Contract or obligation to which such Shareholder is a party or by which it or any of its properties or assets may be bound, or (iii) material violate any Law or Governmental Order applicable to such Shareholder or any of its properties or assets.

Section 5.4         Investment Purpose. Each Shareholder is acquiring the Bitdeer Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Shareholders acknowledge that the Bitdeer Shares to be issued by Bitdeer to Shareholders are not registered under the Securities Act, or any state securities law, and that such Bitdeer Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 5.5        Sophisticated Investor; Accredited Investor and non-U.S. Person. Each Shareholder has adequate information concerning the business and financial condition of Bitdeer to make an informed decision regarding the acquisition of the Bitdeer Shares. Each Shareholder represents that it has not relied on Purchaser Parties for any information regarding Bitdeer or the value of the Bitdeer Shares, and acknowledges that Purchaser Parties has no duty or obligation to provide Shareholders any such information. Each Shareholder acknowledges that it is either (i) an “accredited investor” within the meaning of Rule 50l of Regulation D, as presently in effect, under the Securities Act, or (ii) not a U.S. Person (as such term is defined in Regulation S under the Securities Act) and is outside of the United States.

Section 5.6      Restrictive Legends. Each Shareholder acknowledges and agrees that the certificate or certificates representing the Bitdeer Shares shall bear the following legends (as well as any legends required by any applicable Laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED，OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR OTHERWISE ASSIGNED IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO LOCK-UP SET FORTH IN THE SHARE LIMITATIONS ON TRANSFER AND PURCHASE AGREEMENT, DATED [*], 2024, BY AND BETWEEN BITDEER TECHNOLOGIES GROUP, THE SHAREHOLDER AND OTHER PARTIES THERETO.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASER PARTIES

Purchaser Parties hereby represents and warrants to the Warrantors that the statements contained in this Article VI are true, accurate, complete and not misleading as of the date hereof and as of the Closing Date (unless any representations and warranties expressly relate to another date, in which case as of such other date).

Section 6.1       Organization, Good Standing and Qualification. Purchaser Parties is respectively duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Purchaser Parties has all requisite corporate, company or organizational power and authority to own its properties and assets and to carry on its business as now conducted in all material respects, and to perform each of its obligations under the Transaction Documents to which it is a party. There is no pending litigation against Purchaser Parties, and to the knowledge of the Purchaser Party, no legal proceedings have been initiated or anticipated to be initiated by or against Purchaser Parties for the liquidation, winding-up, striking off or dissolution of Purchaser Parties or for the appointment of a liquidator, receiver, trustee or similar officer of Purchaser Parties or of all or any of its assets.

Section 6.2        Authority. Purchaser Parties has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party, to carry out and perform its obligations thereunder and to consummate the transactions contemplated thereunder. All corporate action on the part of Purchaser Parties necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party and the performance of all its obligations thereunder has been taken prior to date hereof. Each Transaction Document to which any Purchaser Party is a party has been duly and validly executed and delivered by such Purchaser Parties and constitute, in the case of this Agreement, and will constitute from and after the Closing, in the case of the other Transaction Documents to which any Purchaser Party is a party, valid, legal and binding agreements of, and enforceable against such Purchaser Parties, in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 6.3        Consents and Approvals; No Violations.

(a)       To the knowledge of Purchaser Party, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery by Purchaser Parties of this Agreement and the other Transaction Documents to which any Purchaser Party is a party or the consummation by such Purchaser Parties of the transactions contemplated hereby and thereby, except as would not have, individually or in the aggregate, a Material Adverse Effect on such Purchaser Parties.

(b)       The execution, delivery and performance by any Purchaser Party of this Agreement and the other Transaction Documents to which it is a party do not, and the consummation by such Purchaser Parties of the transactions contemplated hereby and thereby will not constitute or result in (i) any breach of any provision of any Charter Document of such Purchaser Parties, (ii) a material violation or breach of, or (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration of any obligation or the creation of any Lien) under, any of the terms, conditions or provisions of any Contract or obligation to which such Purchaser Parties is a party or by which it or any of its properties or assets may be bound, or (iii) material violation of any Law or Governmental Order applicable to such Purchaser Parties or any of its properties or assets.

Section 6.4       Valid Issuance of the Consideration. The Consideration, when issued in accordance with the terms and conditions of this Agreement and paid by Purchaser Parties, will be validly issued, nonassessable, free and clear of any and all Liens.

Section 6.5       No Actions. There are no Actions against any of Purchaser Parties pending or, to the Knowledge of Purchaser Parties, threatened before any Governmental Authority which would, individually or in the aggregate, result in a Material Adverse Effect on the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of Purchaser Parties or on such Purchaser Parties’ ability to consummate the transactions contemplated hereby and perform its obligations under the Transaction Documents.

Section 6.6        SEC Reports.

(a)          Bitdeer has timely filed or furnished, as the case may be, all registration statements, proxy statements, reports, forms and other documents required to be filed or furnished by it with the with the SEC (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein are referred to as the “Bitdeer SEC Reports”). As of their respective effective dates (in the case of Bitdeer SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other  of Bitdeer SEC Reports), As of their respective filing dates of Bitdeer SEC Reports, or in each case, if amended prior to the date hereof, as of the date of the last such amendment, (i) each Bitdeer SEC Report complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, and (ii) none of such Bitdeer SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make such statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)          Bitdeer has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Bitdeer, including its subsidiaries, is made known to Bitdeer’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Bitdeer principal executive officer and principal financial officer to material information required to be included in Bitdeer’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Bitdeer is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act that are applicable to Bitdeer.

(c)          Bitdeer has been and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.1        [***]

Section 7.2        Bank Accounts. The Warrantors shall and shall procure all relevant Persons to cooperate with Purchaser Party to ensure Purchaser Parties’ access to all Group Companies’ online banking portals, replacement of Group Companies’ authorized signatories on record with its banks or other financial institutions with designated representatives of Purchaser Party, and update of Group Companies’ passwords on record with their banks or other financial institutions to such passwords designated by Purchaser Party, and moving of the bank accounts of each Group Company to new online profiles as soon as practicable on and after the Closing.

Section 7.3        Further Action; Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby and under the other Transaction Documents as promptly as practicable, including completing the Restructuring promptly; preparing, executing and filing, in consultation with the other Parties, promptly all documentation and delivering all necessary notices; and obtaining promptly all consents, approvals and authorization from any shareholder or other third parties that are necessary to be obtained in order to consummate the transactions contemplated hereby and under the other Transaction Documents.

Section 7.4        Public Announcements. Each Party hereto shall not issue any press release or make any public statement with respect to the transactions contemplated hereby or the other Transaction Documents prior to obtaining the written approval of the other Parties, except for any press release or public statement the making of which by such Party is required by applicable Law,  and to the extent permitted under applicable Law, the other Parties shall be provided with a copy of such press release, public statement or disclosure within a reasonable time prior to the issuance thereof and a reasonable opportunity to provide comments to such Party.

Section 7.5      Confidentiality. Each Party hereby agrees that it will, and will cause its respective Affiliates and its and their respective Representatives to hold in strict confidence the terms and conditions of the Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to or in connection with the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all non-public records, books, contracts, instruments, computer data and other data and information, whether in written, verbal, graphic, electronic or any other form, provided by FreeChain and its Representatives, on the one hand, to Purchaser Parties and its Representatives, on the other hand, and vice versa (except to the extent that such information has been (a) already in such Party’s possession prior to the disclosure or obtained by such Party from a source other than the other Party or its Representatives, provided that, to such Party’s knowledge, such source is not prohibited from disclosing such information to such Party or its Representatives by a contractual, legal or fiduciary obligation to the other Party or its Representatives, (b) in the public domain through no breach of the confidentiality obligations under this Agreement by such Party, or (c) independently developed by such Party or on its behalf) (the “Confidential Information”). Notwithstanding the foregoing, each Party may disclose the Confidential Information (i) to its shareholders, lenders, credit agencies and Representatives so long as such Persons are under equal nondisclosure obligations, (ii) pursuant to Law (including securities Laws and applicable securities exchanges rules) or requests or requirements from any Governmental Authority or other applicable Governmental Order, or in connection with any enforcement of, or dispute with respect to or arising out of, this Agreement or the Transaction Documents, or (iii) with the prior written consent of the other Party. In the event that a Party hereto is requested or required by Law, Governmental Authority or other applicable Governmental Order to disclose any Confidential Information, such Party shall, to the extent legally permissible, provide the other Parties with sufficient advance written notice of such request or requirement and, if requested by any other Party (at such other Party’s sole expense) assist such other Party in seeking a protective order, confidential treatment or other appropriate remedy to limit or minimize such disclosure and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

Section 7.6      Access. Subject to applicable Law and Section 7.5 hereof, between the date hereof and the Closing, Group Companies will give Purchaser Parties and its authorized Representatives reasonable access during normal business hours to all employees, officers, agents, Contracts and properties and to all books and records of Group Companies, will permit Purchaser Parties to make such inspections as Purchaser Parties may reasonably require and will cause officers of Group Companies to furnish Purchaser Parties with such financial and operating data and other information with respect to the business, properties and personnel of Group Companies as Purchaser Parties may from time to time reasonably request; provided that no investigation pursuant to this Section 7.6 shall affect or be deemed to modify any of the representations or warranties made by the Warrantors.

Section 7.7       Tax. All transfer, documentary, sales, use, stamp, value added, income, capital gain or similar taxes and duties (including interest and penalties) incurred in connection with (i) the sale of Shares by any Shareholder in exchange for the applicable Consideration, if any, shall be paid by such Shareholder when due; (ii) the Restructuring contemplated under the Restructuring Plan, if any, shall be paid by the appliable Group Companies in accordance with applicable Laws when due. The Warrantors shall be responsible for withholding or paying any Tax which shall be borne by the Warrantors in accordance with the applicable Laws for all Tax periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Tax period that includes (but does not end on) the Closing Date.  The Warrantors shall severally and not jointly indemnify any Bitdeer Indemnitee (defined as below) for any Loss suffered by such Bitdeer Indemnitee as a result of, arising out of or in connection with any breach of this Section 7.7 by any Warrantor.

Section 7.8        Exclusivity.

(a)       From the date hereof until the Closing or the early termination of this Agreement, the Warrantors shall not, and shall cause their respective Affiliates and its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or facilitate or encourage the submission of any Acquisition Proposal or the making of any proposal or offer that could be expected to lead to any Acquisition Proposal; (ii) enter into, continue or participate in any negotiation with any Person regarding, or furnish to any Person any non-public information with respect to, any Acquisition Proposal; (iii) enter into or engage in discussions with or assist, participate in, facilitate or encourage any effort by, any Person with respect to any Acquisition Proposal; (iv) approve or recommend any Acquisition Proposal; (v) enter into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; or (vi) otherwise facilitate any effort or attempt by any Person to arrange or consummate an Acquisition Proposal, and shall immediately (w) cease, and cause to be terminated, all existing activities, negotiations and discussions with any Person conducted heretofore with respect to any Acquisition Proposal, (x) revoke or withdraw access of any Person other than Purchaser Parties, its Affiliates and their respective Representatives to any data room (virtual or actual) containing any non-public information with respect to Group Companies, Shareholders, or its Affiliates previously furnished and request from such Persons the prompt return or destruction of all such non-public information, (y) immediately notify Purchaser Parties in writing upon receipt of any proposal, approach, offer, request or indication of interest from any third party relating to an Acquisition Proposal, and will provide Purchaser Parties with information regarding the material terms of such Acquisition Proposal which would reasonably be considered to be relevant for Purchaser Parties to be aware of in the context of the transactions contemplated hereby, and (z) take such action as is necessary to enforce any confidentiality or “standstill” provisions or provisions of similar effect to which it is a party or of which it is a beneficiary.

(b)     As used in this Agreement, “Acquisition Proposal” means any transaction, proposal, offer, inquiry, indication of interest or other understanding from any Person relating to, or that could reasonably be expected to lead to, any of the following actions: (A) (x) any acquisition, lease, license, purchase, assignment or other transfer, directly or indirectly, in a single transaction or a series of related transactions, of all or substantially all of the assets of any Group Company (other than in the ordinary course of business consistent with past practice), (y) any debt, equity, equity-linked or other securities of any Group Company, including (i) any acquisition or purchase of any Person directly or indirectly holding Equity Securities of any Group Company which has the effect of transferring any control or economic benefit of any such assets or securities to any other Person; and (ii) any acquisition or purchase whether by subscription for new securities or of existing securities of any Group Company; or (B) a non-ordinary course corporate transaction involving any Group Company, including, without limitation, a merger, consolidation, share exchange, tender or exchange offer (including a self-tender offer), business combination, sale of assets (other than in the ordinary course of business consistent with past practice), reorganization, amalgamation, scheme of arrangement, spin-off, investment transaction, recapitalization, liquidation, dissolution or other similar transaction, in each case other than with Bitdeer or Purchaser.

Section 7.9       Non-Compete.  Each of Shareholders agrees, and the other Warrantors agree to use commercially reasonable efforts to procure the Key Employees to agree, that commencing from the Closing Date through the expiration of three (3) years after the Closing Date, without the prior written consent from Bitdeer, such Person shall not, and shall cause his/her Affiliates not to, directly or indirectly, own, manage, Control, operate or in any other manner engage in any business that competes, directly or indirectly, with the business (as currently conducted and as currently contemplated to be conducted in the future) of any Group Company.

Section 7.10      Non-Solicit.  Each of Shareholders agrees, and the other Warrantors agree to procure the Key Employees to agree that commencing from the Closing Date and through the expiration of three (3) years after the Closing Date, such Person shall not, and shall cause his/her Affiliates not to, directly or indirectly (a) recruit, solicit or employ any Person employed by, or any supplier or customer of, or any other Person with business connections to, the Group Companies, or (b) induce or encourage any such Persons described in clause (a) to terminate, reduce or materially alter his/her relationship with the Group Companies.

Section 7.11      Lock-up Requirements. (i) Each of [***] agrees that: with respect to the Bitdeer Shares issued by Bitdeer to him/her on the Closing Date under this Agreement, it shall not transfer directly or indirectly any such Share during the period of six (6) months following the Closing Date; and shall only be entitled to transfer fifty percent (50%) of such Bitdeer Shares owned by such Person after expiration of the six (6) months after the Closing Date, and the remaining fifty percent (50%) of the Bitdeer Shares owned by such Person after the expiration of the twelve (12) months after the Closing Date; and (ii) with respect to all of the Bitdeer Shares issued by Bitdeer to Shareholders under this Agreement, without any prejudice to the limitations prescribed under (i) above, any transfer thereof shall be made in compliance with all applicable federal and state securities Laws, rules promulgated by NASDAQ , the Securities and Exchange Commission of the United States and other Governmental Authorities.

Section 7.12    Restrictive Legend Removal. Subject to receipt from the Shareholder by Bitdeer and Bitdeer’s transfer agent (the “Transfer Agent”) of such customary representations and other documentation reasonably acceptable to Bitdeer and the Transfer Agent in connection therewith, the Shareholder may request that Bitdeer remove any legend from the book entry position evidencing its Bitdeer Shares following the satisfaction of the lock-up requirements or vesting requirements on any Bitdeer Shares issued to the Shareholders under this Agreement. If restrictive legends are no longer required for such Bitdeer Shares under the Securities Act, Bitdeer shall, in accordance with this provision, and as soon as practicable but in no event later than twenty (20) Business Days after the Shareholder’s request, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Bitdeer Shares, provided that, Bitdeer and/or the Transfer Agent shall have received such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required. Bitdeer shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance. The failure of Bitdeer to comply with this Section due to its failure to make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, shall be a material breach of this Agreement with respect to the Shareholder so affected. Without limiting the remedies available to the Shareholders, Bitdeer acknowledges that a breach of this Section may result in material irreparable damages to the relevant Shareholder.

Section 7.13      Post-Closing Restructuring. The Shareholders agree to cooperate with Purchaser Parties and Group Companies to execute the Restructuring steps which are to be completed after the Closing in accordance with the Restructuring Plan.

Section 7.14      Adjustments for Share Splits, etc. The Parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Bitdeer Share occurring after the date hereof.

ARTICLE VIII

CONDUCT OF BUSINESS PRIOR TO CLOSING

Section 8.1        Compliance and Other Actions Prior to Closing.

(a)       From the date hereof until the Closing or the early termination of this Agreement, Group Companies shall, and Shareholders shall cause Group Companies to, conduct its business and affairs in the ordinary course of business consistent with past practice and preserve substantially intact its present business organization, keep available the services of its current officers, employees, consultants and contractors, and preserve its current material relationships and goodwill with Governmental Authorities, customers and suppliers, licensors, licensees, distributors and any other Persons with which Group Companies have relations. None of the Warrantors shall take any action that would, or that would reasonably be expected to, result in any of the conditions to the Closing set forth in Article IX not being satisfied. In addition (and without limiting the generality of the foregoing), except as contemplated under this Agreement, the Restructuring Plan or the other Transaction Documents or expressly consented to by Purchaser Parties, Group Companies shall not, and Shareholders shall not cause Group Companies to:

(i)            make any amendment or supplement to, or terminate, any Charter Document of a Group Company;

(ii)          authorize for issuance, issue, sell, pledge, dispose of, transfer, deliver or agree or commit to issue, sell, pledge, dispose of, transfer or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any share capital or other Equity Securities, effect any share split or otherwise change the capitalization of any Group Company as existed on the date of this Agreement;

(iii)         declare, set aside or pay any dividend or make any other distribution or payment with respect to any share capital of Group Companies;

(iv)          redeem, purchase or otherwise acquire any share capital of Group Companies, or make any commitment for any such action;

(v)          place any Group Company into liquidation, dissolution, scheme of arrangement, merger, consolidation, restructuring, recapitalization, redomiciliation or other reorganization (other than the Closing);

(vi)         make any amendment, alteration or change to the powers, designations, preferences, rights, privileges, qualifications, limitations or restrictions of any of the Equity Securities of a Group Company;

(vii)         alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Group Company;

 (viii)      except to the extent required by any Benefit Plan in effect as of the date of this Agreement or as required by applicable Law, (i) increase in any manner the compensation or benefits payable or to become payable to any current or former directors, officers, employees or other individual service providers of any Group Company, (ii) grant any new rights to change in control, severance, termination or retention payments or benefits to any current or former directors, officers, employees or other individual service providers of any Group Company, (iii) take any action to accelerate any payment or benefit, the vesting or lapse of restrictions with respect to any equity or equity-based award, or the funding of any payment or benefit provided pursuant to any Benefit Plan, (iv) grant any equity or equity-based awards to any director, officer, employee or other individual service provider of any Group Company, (v) establish, adopt, amend or terminate any Benefit Plan or any plan, program, policy, practice, Contract or arrangement that would be a Benefit Plan if it were in effect on the date of this Agreement (other than to replace or amend any Benefit Plan if the cost of providing benefits thereunder is not increased), or (vi) enter into or amend any employment, severance, change in control, retention, consulting or similar arrangements with any director, officer, employee or other individual service provider of any Group Company, or (vii) terminate the employment or engagement of any employee or individual consultant except for regular turnover in the ordinary and usual course of business consistent with past practice;

(ix)        unless required by applicable Law, (i) modify, extend, or enter into any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, labor organization, works council or employee representative, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees of any Group Company as the bargaining representative for any employees of any Group Company;

(x)           acquire, sell, lease, transfer or otherwise dispose of any asset material to each Group Company;

(xi)         (i) dispose of, license, transfer or grant to any Person any rights to FreeChain IP other than to end users or customers of the Company Products; (ii) abandon, permit to lapse or otherwise dispose of any FreeChain IP; (iii) make any change in the ownership or right to register any FreeChain IP; or (iv) enter into any Contract with respect to or otherwise binding upon any FreeChain IP other than, in the case of clauses (i) to (iv), in the ordinary course of business consistent with past non-exclusive licensing practice;

(xii)        The Warrantors shall procure the relevant Person not to dispose, transfer or license the Intellectual Property to be transferred to Group Companies pursuant to the Restructuring Plan to any third party, or use such Intellectual Property for any business operation or redevelopment without the written consent of Purchaser Parties.

(xiii)        [***];

(xiv)        except pursuant to a Contract existing on the date of this Agreement (i) incur, modify, renew or assume any Indebtedness or issue any debt securities, except for borrowings under existing lines of credit in the ordinary and usual course of business consistent with past practice; (ii) prepay any debt, borrowings or obligations prior to their stated maturity; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to any Group Company; (iv) make any loans, advances or capital contributions to, or investments in, any other Person; (v) charge, pledge, mortgage or otherwise encumber share capital of Group Companies; or (vi) charge, mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon other than Permitted Liens;

(xv)        revalue any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by IFRS;

(xvi)       (i) acquire (by merger, consolidation, or acquisition of shares or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein, or (ii) authorize any new capital expenditures;

(xvii)     pay, discharge or satisfy any of claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

(xviii)   waive the benefits of, reduce the restriction periods or agree to modify in a manner adverse to any Group Company any non-competition, confidentiality, standstill or similar agreement to which any Group Company is a party;

(xix)      settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby (other than responding to takedown notices or other notices or accusations of potential infringement in a manner consistent with past practice in the ordinary course of business);

(xx)        (i) cancel, materially modify, terminate or grant a waiver of any rights under any Material Contract in a manner adverse to any Group Company, (ii) enter into a new Contract that contains, unless required by applicable Law, a change of control provision in favor of the other party or parties thereto or would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the transactions contemplated hereby, or (iii) waive, release, cancel, convey or otherwise assign any material rights or claims in a manner adverse to any Group Company;

(xxi)       make, change or revoke any material Tax election, enter into any closing agreement or settle or compromise any audit, claim, assessment or dispute for Taxes, change (or request to any Tax authority to change) any accounting period or method of accounting of Group Companies for Tax purposes, consent to any extension or waiver of the limitations period applicable to any claim or assessment for material Taxes, fail to pay any material Taxes as they become due and payable, file a material amended Tax Return, or surrender a right to claim a refund of, offset to or other reduction in material Taxes; or

(xxii)       take, propose to take, or agree in writing or otherwise to take, any of the actions described in Section 8.1(a)(i) through Section 8.1(a)(xxi).

(b)       Advise of Changes. The Warrantors shall promptly advise Purchaser in writing of any matter or event that is adverse to the Business, assets, condition (financial or otherwise), working capital, Liabilities, results of operations, or prospects of Group Companies (taken as a whole).

ARTICLE IX

CONDITIONS TO CONSUMMATION OF THE CLOSING

Section 9.1        Conditions to the Obligations of Purchaser Parties. The obligation of Purchaser Parties to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser Parties to the extent permitted by applicable Law:

(a)      Each of the representations and warranties of the Warrantors set forth in Article IV and Article V shall be true, correct, accurate and not misleading in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than any such representations and warranties made as of a specified date, which shall be true, correct, accurate and not misleading only as of such specified date) and in each case for any representation or warranty qualified by “material” or “in all material respects” or “Material Adverse Effect” or words of similar import, such materiality qualifier shall be disregarded for the purpose of this Section 9.1(a).

(b)       The Warrantors shall have performed or complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the time of the Closing.

(c)       All Consents required under any applicable Law or Contract for the entering into and performance of the Transaction Documents and the implementation of the transactions therein contemplated shall have been obtained and remaining valid and effective as at the Closing. No Governmental Authority of competent jurisdiction shall have issued or enforced any Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Closing illegal or otherwise prohibiting or preventing the consummation of the Closing.

(d)       Since the date of this Agreement, there shall not have been any Material Adverse Effect on Group Companies (taken as a whole).

(e)       All the Key Employees set forth in rows 1-10 of  Schedule 4 and at least three (3) Key Employees set forth in rows 11-14 of Schedule 4 shall have (i) entered into an employment agreement and a confidentiality, proprietary information and invention assignment and non-competition agreement with Straitdeer Pte. Ltd. or such other entity designated by Bitdeer in the substance and form to the satisfaction of Purchaser, which shall be effective as of the Closing; and (ii) completed the severance from their respective previous employer(s) to the reasonable satisfaction of Purchaser Parties, including obtaining waivers releasing all the claims against the Key Employees by their previous employer(s).

(f)        Restricted Share Agreement.

(i)           Each of the Founders shall have executed and delivered to Purchaser the restricted share agreement substantially in form and substance as set forth in Exhibit C (the “Restricted Share Agreement”), which shall be effective as of the Closing. The Restricted Share Agreement shall provide that all the Bitdeer Shares issued to such Founder under this Agreement shall vest in equal instalments over a seven (7)-year period, i.e. one seventh (1/7) of the Bitdeer Shares shall vest on the first anniversary of the Closing Date, and one seventh (1/7) of the Bitdeer Shares shall vest on each of the subsequent anniversaries of the first anniversary of the Closing Date in the next six (6) years.

(ii)         Each of [***] shall have executed and delivered to Purchaser the Restricted Share Agreement, which shall be effective as of the Closing. The Restricted Share Agreement shall provide that all the Bitdeer Shares issued to such Shareholder under this Agreement shall vest in equal instalments over a five (5)-year period, i.e. one fifth (1/5) of the Bitdeer Shares shall vest on the first anniversary of the Closing Date, and one fifth (1/5) of the Bitdeer Shares shall vest on each of the subsequent anniversaries of the first anniversary of the Closing Date in the next four (4) years.

(g)       FreeChain shall have (i) canceled all the Shares held by Desiwe Team Ltd, (ii) terminated Desiwe Team Trust and the FreeChain Share Incentive Plan, and (iii) validly and effectively cancelled any and all of the FreeChain Options and other warrants, securities and rights convertible or exchangeable into Shares (including all the vested and unvested FreeChain Options), pursuant to Section 1.3(c).

(h)      Each Group Company shall have delivered or cause to be delivered to Purchaser true copies of duly signed resignation letters tendered to such Group Company, effective as of the Closing, by certain directors and officers of each Group Company at the request of Purchaser Parties in its sole discretion, substantially in the form and substance as set forth in Exhibit E.

(i)       The Required Group Company Approval shall have been obtained to the reasonable satisfaction of Purchaser. A true and scanned copy of all the Required Group Company Approval which shall remain effective as of the Closing, shall be delivered to Purchaser.

(j)        FreeChain shall have delivered to Purchaser (i) a current certificate of good standing of FreeChain issued by the Registrar of Companies in the Cayman Islands dated no more than ten (10) Business Days prior to the Closing; and (ii) a current certificate of incumbency of FreeChain issued by the registered office provider of FreeChain dated no more than ten (10) Business Days prior to the Closing.

(k)      The board resolutions of Purchaser Parties of the transactions contemplated under this Agreement and other Transaction Documents as required by its respective Charter Document shall have been obtained and remained effective as of the Closing.

(l)        The applicable Restructuring steps to be completed prior to the Closing in accordance with the Restructuring Plan shall have been completed to the satisfaction of Purchaser.

(m)      All the Transaction Documents have been duly executed and delivered by the parties thereto (other than Purchaser Parties).

(n)       FreeChain shall have delivered the Estimated Closing Statement in accordance with Section 3.1.

(o)       The certificates of shareholder in the form of Exhibit A duly executed by Shareholders shall have been delivered to Purchaser Parties.

(p)     The previous shareholders of Desiwe Singapore, which include [***] shall have executed a waiver to irrevocably waive their claims for payment of any consideration by FreeChain under certain share transfer agreement entered into among such shareholders and FreeChain dated December 12, 2023.

(q)      FreeChain shall have delivered to Purchaser a certificate, dated as of the Closing, signed by the Warrantors, certifying as to the fulfillment of the conditions specified in Section 9.1 (a) to Section 9.1 (p) (except for Section 9.1(k)) above.

Section 9.2        Conditions to the Obligations of the Warrantors. The obligation of the Warrantors to consummate the transactions contemplated hereby is subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any or all of which may be waived in whole or part by the Warrantors to the extent permitted by applicable Law:

(a)       Each of the representations and warranties of Purchaser Parties set forth in Article VI shall be true, correct, complete and not misleading in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than any such representations and warranties made as of a specified date, which shall be true, correct, complete and not misleading only as of such specified date) and in each case for any representation or warranty qualified by “material” or “in all material respects” or “Material Adverse Effect” or words of similar import, such materiality qualifier shall be disregarded for the purpose of this Section 9.2(a).

(b)      Purchaser Parties shall have performed or complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the time of the Closing.

(c)       All Consents required under any applicable Law or Contract for the entering into and performance of the Transaction Documents and the implementation of the transactions therein contemplated shall have been obtained and remaining valid and effective as at the Closing. No Governmental Authority of competent jurisdiction shall have issued or enforced any Governmental Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Closing illegal or otherwise prohibiting or preventing the consummation of the Closing.

(d)      Straitdeer Pte. Ltd. or such other entity designated by Bitdeer shall have entered into an employment agreement and a confidentiality, proprietary information and invention assignment and non-competition agreement with the Key Employees (other than those Key Employees who refuse or fail to enter into such agreements with Straitdeer Pte. Ltd. or such other entity designated by Bitdeer).

(e)       The Required Group Company Approval shall have been completed.

(f)      The board resolutions of Purchaser Parties of the transactions contemplated under this Agreement and other Transaction Documents as required by its respective Charter Document shall have been obtained and remained effective as of the Closing to the reasonable satisfaction of the Warrantors.  A true and scanned copy of the board resolutions of Purchaser Parties shall be delivered to the Warrantors.

(g)       All the Transaction Documents have been duly executed and delivered by the parties thereto (other than Warrantors).

ARTICLE X

INDEMNIFICATION

Section 10.1         Indemnification.

(a)         The Warrantors shall severally and not jointly indemnify and hold harmless Purchaser Parties and its respective Affiliates (which shall, after the Closing, include each Group Company) and their respective Representatives, successors and assigns (each, a “Bitdeer Indemnitee”) against any losses, Liabilities, damages, liens, penalties, costs and expenses, including advisor’s fees and other expenses of investigation and defense of any of the foregoing (collectively, “Losses”) incurred or suffered by such Bitdeer Indemnitee as a result of, arising out of or in connection with (i) any breach of, or inaccuracy in, any representation or warranty made by any Warrantor contained in this Agreement; (ii) any breach or violation of, or failure to perform, any covenants or agreements made, and to be performed by any Warrantor in this Agreement.  Notwithstanding anything to the contrary and for the purpose of this Agreement, each individual Shareholder and such individual Shareholder’s Shareholder Holdco shall be jointly liable between each other.

(b)       Purchaser Parties shall jointly and severally indemnify and hold harmless Warrantor and its respective Affiliates and their respective Representatives, successors and assigns (each, a “Warrantor Indemnitee”) against any Losses incurred or suffered by such Warrantor Indemnitee as a result of, arising out of or in connection with (i) any breach of, or inaccuracy in, any representation or warranty made by any Purchaser Party contained in this Agreement; (ii) any breach or violation of, or failure to perform, any covenants or agreements made, and to be performed by any Purchaser Party in this Agreement.

(c)        Specific Indemnity. The Warrantors shall severally and not jointly indemnify any Bitdeer Indemnitee for any Loss suffered by such Bitdeer Indemnitee as a result of, arising out of or in connection with (notwithstanding anything to the contrary and for the purpose of this Agreement, each individual Shareholder and such individual Shareholder’s Shareholder Holdco shall be jointly liable between each other): any breach of Section 4.18 and other representations, warranties, covenants and agreements made in this Agreement relating to FreeChain IP.

The indemnification under this Section 10.1(c) shall not be prejudiced by or be otherwise subject to any disclosure (in the Disclosure Schedule or otherwise).

Section 10.2         Reliance. Each Party hereto acknowledges and agrees that (i) Purchaser Parties has entered into this Agreement in reliance on the representations and warranties, and covenants and agreements, made by the Warrantors in this Agreement, and (ii) the Warrantors have entered into this Agreement in reliance on the representations and warranties, and covenants and agreements, made by Purchaser Parties in this Agreement.

Section 10.3         Investigation. The right to indemnification will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by a Party hereto or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification hereunder based on any such representation, warranty, covenant or agreement. Neither Bitdeer Indemnitee or Warrantor Indemnitee shall be required to show reliance on any representation, warranty, covenant or other agreement in order for such Bitdeer Indemnitee or Warrantor Indemnitee to be entitled to indemnification hereunder.

Section 10.4         Procedures.

(a)      Any party seeking indemnification under this Article X (an “Indemnified Person”) shall notify the party from whom indemnification is being sought (an “Indemnifying Person”) in writing of any facts or circumstances (including any action against such Indemnified Person) in respect of which any Indemnifying Person is or may be obligated to provide indemnification hereunder promptly after the receipt of notice or knowledge thereof. Such notice shall set forth in reasonable detail the facts and circumstances giving rise to such claim, the basis for indemnification and the good faith estimated amount of Losses for which indemnification is sought (the “Indemnification Dispute Notice”). The failure of any Indemnified Person to notify any Indemnifying Person shall not relieve any Indemnifying Person from any Liability which it may have to such Indemnified Person under this Article X. If the Indemnifying Person has not disputed its indemnity obligation for any Loss with respect to such claim within thirty (30) days following receipt of such Indemnified Person’s notice (or, if such Indemnifying Person notifies the Indemnified Person prior to such 30th day that it does not dispute its indemnify obligation for any Loss, on such date), then the estimated amount of Losses set forth in the Indemnified Person’s notice will be final, conclusive and binding on the Parties. Any Indemnification Dispute Notice will specify in reasonable detail the nature and dollar amount of any disagreement asserted (collectively, the “Indemnification Disputed Items”), and all other items (and all calculations relating thereto) that are not in dispute as specified in the Indemnification Dispute Notice will be final, binding and conclusive. With respect to the Indemnification Disputed Items, the Parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations within thirty (30) days after delivery of the notice by the Indemnifying Person, such dispute shall be resolved by arbitration pursuant to Section 12.5.

(b)       In the case of any claim for indemnification under this Article X that involves a third party (a “Third Party Claim”), the Indemnifying Person will have the right to participate in, and, to the extent the Indemnifying Person so desires, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. However, the Indemnified Person will have the right to retain separate counsel and to participate in the defense thereof at its sole cost and expense, except that the documented fees and expenses of such counsel shall be paid by the Indemnifying Person if representation of such Indemnified Person by the counsel retained by the Indemnifying Person would be, based on the opinion of counsel, inappropriate due to an actual conflict of interest between such Indemnified Person and any other party represented by such counsel in such Action. To the extent the Indemnified Person is entitled to indemnification hereunder in such matter, the Indemnifying Person will be responsible for the expenses of such defense even if the Indemnifying Person does not elect to assume such defense. The Indemnifying Person shall not, except with the consent of the Indemnified Person, consent to the entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the Indemnified Person of all liability in respect of such Third Party Claim or litigation. The Indemnified Person shall not settle or compromise, or offer to settle or compromise any such Third Party Claim without the prior written consent of the Indemnifying Person (not to be unreasonably withheld, delayed or conditioned).  Each Party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 10.5         Certain Clarification

(a)     Notwithstanding anything in this Agreement to the contrary, any Loss under this Article X shall be calculated without giving effect to any qualification contained in any representation and warranty as to materiality, including material adverse effect; provided that such qualifications as to materiality, including material adverse effect, shall be given effect in determining whether there has been a breach or inaccuracy in any representation or warranty or covenant.

(b)      The indemnification rights of the Parties under this Article X are independent of, and in addition to, such rights and remedies as the Parties may have at Law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant, agreement or obligation hereunder on the part of any Party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

(c)       All Parties confirm and agree that if the Closing does not occur, the Warrantors shall be jointly and severally liable to the Bitdeer Indemnitees (for the avoidance of doubt, the Bitdeer Indemnitees shall exclude Group Companies under such circumstance), and Purchaser Parties shall be jointly and severally liable to the Warrantor Indemnitees (for the avoidance of doubt, the Warrantor Indemnitees shall include Group Companies under such circumstance) pursuant to this Article X; if the Closing has occurred, the Warrantors shall be jointly and severally liable to the Bitdeer Indemnitees (for the avoidance of doubt, the Bitdeer Indemnitees shall include Group Companies under such circumstance) pursuant to this Article X. Each Warrantor hereby confirms, agrees and undertakes that if the Closing occurs, it shall not recover from any Group Company any amount set forth in the indemnification claim made by any Bitdeer Indemnitee under this Agreement, nor require any Group Company to indemnify such Warrantor for any Loss indemnified to any Bitdeer Indemnitee under this Agreement. If the Closing has occurred, Purchaser Parties shall be jointly and severally liable to the Warrantor Indemnitees (for the avoidance of doubt, the Warrantor Indemnitees shall exclude Group Companies under such circumstance) pursuant to this Article X.

Section 10.6      Tax Treatment of Indemnification Payments. All indemnification payments made under this Article X shall be treated as adjustments to the Consideration for Tax purposes, unless otherwise required by applicable Law.

ARTICLE XI

TERMINATION; AMENDMENT; WAIVER

Section 11.1        Termination by Mutual Agreement. At any time prior to the Closing Date, this Agreement may be terminated by mutual written consent of the Parties.

Section 11.2       Termination by Purchaser Parties. At any time prior to the Closing Date, this Agreement may be terminated by any Purchaser Party prior to the Closing if there has been a material breach of any representation, warranty, covenant or agreement made by the Warrantors in this Agreement, and the Warrantors fail to cure such breach within thirty (30) days following receipt by the Warrantors of a written notice of such breach from any Purchaser Party.

Section 11.3        Termination by Warrantors. At any time prior to the Closing Date, this Agreement may be terminated by any Warrantor prior to the Closing if there has been a material breach of any representation, warranty, covenant or agreement made by Purchaser Parties in this Agreement, and Purchaser Parties fails to cure such breach within thirty (30) days following receipt by Purchaser Parties of a written notice of such breach from Warrantors.

Section 11.4         Termination by Either Party This Agreement may be terminated by either the Warrantors on one side, or Purchaser Parties on the other side prior to the Closing upon written notice to the other Party if the Closing shall not have been consummated on or prior to the date of three (3) months from the date hereof, which can be further extended for one (1) month upon mutual agreement of the Parties (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.3 shall not be available to a Party if the failure of the Closing to have been consummated on or before the Outside Date was primarily due to breach or failure of such Party to perform any of its obligations under this Agreement.

Section 11.5        Effect of Termination. In the event of a valid termination of this Agreement pursuant to this Article XI, written notice thereof shall be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and of no effect with no liability on the part of any Party hereto (or of any of its Representatives); provided, however, that (i) Section 7.4 (Public Announcements), Section 7.5 (Confidentiality), Article X (Indemnification), this Section 11.5 (Effect of Termination), Section 11.6 (Break-up Fee), Section 11.7 (IP Licensing Fee) and Article XII (Miscellaneous) (in each case, subject to the terms thereof) shall remain in full force and effect and survive termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liabilities for fraud (involving deliberate deception) or any breach of this Agreement prior to such termination.

Section 11.6         Break-up Fee.

(a)        In the event that the failure of the Closing to occur by the Outside Date is due to any material breach of this Agreement by any Warrantor (including not adopting any necessary act to complete any condition in Section 9.1, and expressly repudiating this Agreement) and this Agreement is terminated, the Warrantors shall promptly (and in any event within [***] after the receipt of Purchaser Parties’ notice of such Warrantor’s material breach or repudiation of this Agreement and bank account information of Purchaser Parties) pay, or cause to be paid to Purchaser Parties, on a joint and several basis, a fee at an amount of [***] in cash by wire transfer of immediately available funds to a bank account designated by Purchaser Parties; and

(b)       In the event that the failure of the Closing to occur by the Outside Date is due to any material breach of this Agreement by Purchaser Parties (including not adopting any necessary act to complete any condition in Section 9.2, and expressly repudiating this Agreement) and this Agreement is terminated, Purchaser Parties shall promptly (and in any event within [***] after the receipt of the Warrantors’ notice of Purchaser Parties’ material breach or repudiation of this Agreement and bank account information of the Company) pay, or cause to be paid to, the Company a fee at an amount of [***] in cash by wire transfer of immediately available funds to a bank account designated by the Company.

Section 11.7         IP Licensing Fee.

In the event that [***] and the termination date of this Agreement (whichever is earlier), Purchaser Parties shall, in any event within [***] after the earlier date of the Outside Date and the date of termination of this Agreement, promptly pay the Company a licensing fee for [***] as agreed by the Parties (the “Licensed IP”) in an aggregate amount of [***] in cash by wire transfer of immediately available funds to the bank account designated by the Company (the “IP Licensing Fee”) and the Group Companies shall therefore agree to grant the Purchaser Parties and/or its Affiliates a perpetual, non-exclusive, assignable, irrevocable license of the Licensed IP, effective upon the payment of the IP Licensing Fee. Group Companies shall not and the other Warrantors shall procure Group Companies not to [***] or authorize any third party to [***] utilizing the Licensed IP within [***] from the date of such license of the Licensed IP, provided that this Agreement is not terminated or the IP Licensing Fee is duly paid otherwise (as the case may be). For the avoidance of doubt, the IP Licensing Fee can be set off against the break-up fee payable to Purchaser Party (if applicable).

ARTICLE XII

MISCELLANEOUS

Section 12.1         Shareholders’ Agent

(a)        By obtaining all the Shareholders’ approval, each Shareholder shall irrevocably authorize and appoint [***] (the “Shareholders’ Agent”) as such Shareholder’s representative and attorney-in-fact to act on behalf of such Shareholder with respect to this Agreement and to take any and all actions and make any decisions required or permitted to be taken by the Shareholders’ Agent pursuant to this Agreement. This power of attorney granted thereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one or more of Shareholders, or by operation of Law, whether by death or other event. Notwithstanding anything in this Agreement to the contrary, the identity of the Shareholder's Agent and the terms of the agency may be changed, and a successor Shareholder's Agent may be appointed by Shareholders whose interest in the Shares exceed 50% from time to time upon not less than five (5) Business Days prior written notice to all the Shareholders and to Purchaser Parties, and any such successor shall succeed the Shareholder's Agent as Shareholder's Agent hereunder.

(b)       Purchaser Parties shall be entitled to deal exclusively with the Shareholders’ Agent on all matters relating to this Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders’ Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders’ Agent, as being fully binding upon such Shareholder. Notices or communications to or from the Shareholders’ Agent shall constitute notice to or from each of Shareholders. Any decision or action by Shareholders’ Agent hereunder, including but not limited to any agreement between the Shareholders’ Agent and Purchaser Parties relating to the defense, payment or settlement of any claims for indemnification hereunder, shall constitute a decision or action of all Shareholders and shall be final, binding and conclusive upon each such Shareholder. No Shareholders shall have the right to object to, dissent from, protest or otherwise contest the same.

Section 12.2         Entire Agreement

(a)       This Agreement (including the Disclosure Schedule and other exhibits and annexes thereto) and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all other prior drafts, agreements, arrangements, understandings, negotiations and implications of any nature, both written and oral, among the Parties with respect to the subject matter hereof and set out the complete legal relationship of the Parties arising from or connected with that subject matter.

(b)       For the purposes of this Section 12.2, pre-contractual statements means any draft, agreement, undertaking, representation, warranty, promise, assurance, arrangement or implication of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement or the Transaction Documents made or given by any person at any time prior to the date of this Agreement.

Section 12.3         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall, in whole or in part, be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise transferred, be the subject matter of a declaration of trust, declared or in any other way be alienated by any of the Parties without the prior written consent of the other Parties. Any assignment, transfer, declaration of trust or alienation in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 12.4        Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt after transmittal by facsimile to such number specified below or another number or numbers as such Person may subsequently specify by proper notice under this Agreement, with a confirmatory copy to the sent by overnight courier, (c) on the next business day when sent by international overnight courier, or (d) when an email is received in the email system of the recipient, in each case to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.4):

if to Bitdeer or Purchaser, to:

Address:	[***]
Attention:	[***]
Email:	[***]

if to Group Companies or the Shareholders’ Agent, to:

Address:	[***]
Attention:	[***]
Email:	[***]

Section 12.5         Governing Law; Dispute Resolution .

(a)       This Agreement and any disputes or claims arising out of, relating to or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and shall be construed in accordance with the Laws of Hong Kong Special Administration of the PRC. Any dispute, controversy or claim (each, a “Dispute”) arising out of, relating to or in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby, or the interpretation, breach, termination, validity or invalidity hereof or thereof, shall be referred to arbitration upon the demand of any Party to the Dispute with notice to the other.

(b)      Any Dispute shall be settled by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Rules (the “HKIAC Rules”) then in force. There shall be three (3) arbitrators. Each of claimant and respondent shall appoint one (1) arbitrator and the third (3rd) arbitrator shall be appointed by the HKIAC Council.

(c)      The arbitral proceedings shall be conducted in Chinese. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 12.5, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 12.5 shall prevail.

(d)       Each Party to the arbitration shall cooperate with each other Party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such Party.

(e)        The award of the arbitral tribunal shall be final and binding upon the Parties thereto, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(f)       The Parties agree that the arbitral tribunal shall have the power to award equitable remedies (including specific performance). Any Party to the Dispute shall be entitled to seek interim measures of protection and emergency relief in aid of arbitration from any court of competent jurisdiction. Application for such protective or similar emergency interim relief shall not be deemed inconsistent with the agreement to arbitrate or deemed a waiver of the right to arbitrate.

(g)        During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed.

Section 12.6        Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 12.7       No Third Party Beneficiaries. Any Person who is not a party to this Agreement shall have no right by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce any term of this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that each Bitdeer Indemnitee and Warrantor Indemnitee shall have the right to enforce the relevant terms of Section 10.1 by reason of the Contracts (Rights of Third Parties) Ordinance (Cap.623), subject to (i) the rights of the Parties to amend or vary this Agreement without the consent of the Persons referred to above, and (ii) the terms and conditions of this Agreement.

Section 12.8         Severability. Each of the provisions of this Agreement is severable. If any such provision is held to be or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and, (a) the Parties shall use their reasonable efforts to replace such provision with a suitable and equitable provision in order to carry out as closely as is possible, so far as may be valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 12.9         Specific Performance. Without affecting any other rights or remedies that they may have, each of the Parties acknowledges and agrees that, in the event of any breach of, or any failure to perform, any specific provision of this Agreement prior to or at the Closing, the non-breaching Party would be irreparably and immediately harmed and monetary damages alone may not necessarily be an adequate remedy. It is accordingly agreed that each of the Parties shall (i) be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to the remedies of injunction, specific performance and other equitable relief, or any combination of those remedies, in respect of any threatened or actual breach of any specific provision of this Agreement, (ii) waive, in any action against it for specific performance, injunctive relief or any other equitable remedy, the defense of the adequacy of a remedy at law, and (iii) waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance, injunctive relief or other equitable remedy. For the avoidance of doubt, each of Parties shall be entitled to enforce specifically the terms and provisions of this Agreement to prevent breaches of or enforce compliance with all the agreements and covenants contained in this Agreement, including those agreements and covenants of the other Party or Parties that require the other Party or Parties to (x) use its or their reasonable best efforts to cause the Closing to occur as soon as practicable and (y) effect the Closing. A Party’s pursuit of specific performance, injunctive relief or any other equitable remedy at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such Party in the case of a breach of this Agreement.

Section 12.10       Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of the Parties.

Section 12.11       Extension; Waiver. At any time prior to the Closing, each Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other Party with any of the agreements or conditions contained herein. Any agreement on the part of either Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of either Party hereto to exercise, or any delay in exercising, any of its rights, powers or remedies hereunder or provided by law shall not impair or constitute a waiver of such rights, powers or remedies or an impairment of or waiver of other rights, powers or remedies. No single or partial exercise of a right, power or remedy provided by this Agreement or law prevents further exercise of the right, power or remedy or the exercise of another right, power or remedy.

Section 12.12      Taxes. Notwithstanding anything to the contrary herein, each of Shareholders and Purchaser Parties shall severally be responsible for making Tax filing or report in connection with the transaction contemplated under this Agreement and other Transaction Documents and pay the applicable Taxes (if any) payable by each party in connection therewith in accordance with applicable Laws.

Section 12.13      Fees and Expenses. Whether or not the Closing is consummated, expect otherwise explicitly provided hereunder, all expenses and fees incurred in connection with this Agreement and other Transaction Documents, and the transactions contemplated hereby and thereby, shall be paid by the Party incurring such expense and fees.

Section 12.14       Interpretation.

(a)         The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, consolidated, re-enacted, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by re-enactment, consolidation, adoption or subordinate legislation (including regulations) succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. All electronic communications from a Person shall be deemed to be “written” for purposes of this Agreement.

(b)        The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 12.15      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Signatures transmitted by facsimile or other electronic transmission (including PDF) shall be accepted as originals for all purposes of this Agreement.

Section 12.16       Certain Definitions.

(a)         “Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

(b)        “Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person.

(c)      “Benefit Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, change of control, retention, deferred compensation, bonus, commission, incentive compensation, stock options, performance awards, share or share-related awards or other equity or equity-based compensation, pension, retirement, supplemental retirement, profit sharing, vacation, health or other welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, that is entered into, maintained, sponsored, contributed to or required to be contributed to by any of Group Companies for the benefit of any current or former employee, director, officer or other individual service provider of any of Group Companies, or with respect to which any of Group Companies has or would reasonably be expected to have any Liability, other than any compensation and benefit plans, programs and arrangements which are mandated to be provided by any of Group Companies and sponsored or maintained by a Governmental Authority.

(d)       “Big Four Accounting Firm” means one of the four largest international accounting firms and their respective Affiliates, which are commonly referred to by the respective brand names of Deloitte, PricewaterhouseCoopers, Ernst & Young and KPMG.

(e)       “Bitdeer Share Price” means the per share price for Bitdeer Shares, which shall be determined based on the closing price of Bitdeer Shares listed on the NASDAQ for the latest trading day preceding the date of this Agreement.

(f)        “Bitdeer Share” means the Class A ordinary share, par value US$0.0000001 per share, of Bitdeer.

(g)        “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York, the Cayman Islands, Hong Kong or PRC.

(h)        “Business” means the businesses of Group Companies as currently conducted and as currently contemplated to be conducted in the future.

(i)       “Cash” means, as of the time in question, all cash and cash equivalents (including marketable securities) of Group Companies on a consolidated basis determined in accordance with IFRS (excluding, without duplication, (a) Restricted Cash, (b) all cut but uncashed checks issued by Group Companies, (c) wires and deposits in transit, and (d) received but uncashed checks, and including (other than to the extent constituting the categories of cash or cash equivalents set forth in (a) to (d) above), without duplication, any deposits made by Group Companies, as of such time).

(j)         “CFC” means a controlled foreign corporation as defined in the Code.

(k)        “Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing or charter documents, or equivalent documents, of such entity.

(l)         [***]

(m)       “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(n)       “Company Products” means all products and services marketed, sold, offered for sale, licensed, imported, exported, under development, provided or distributed by any of Group Companies currently or at any time in the past.

(o)      “Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

(p)       “Contract” means any agreement, lease, license, contract, note, mortgage, bond, indenture, arrangement or other binding obligation.

(q)        “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the voting of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

(r)       “Equity Securities” means, with respect to any Person that is a legal entity, any and all share capital, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

(s)       “Governmental Authority” means any supranational, national, federal, state, provincial, municipal or local court, administrative body or other governmental or quasi-governmental entity or authority with competent jurisdiction exercising legislative, judicial, regulatory or administrative functions of or pertaining to supranational, national, federal, state, municipal or local government, including any department, commission, board, agency, bureau, subdivision, instrumentality or other regulatory, administrative, judicial or arbitral authority, whether domestic or foreign; for the avoidance of doubt, Governmental Authority shall include securities exchanges.

(t)       “Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

(u)        “Hong Kong” means Hong Kong Special Administrative Region of PRC.

(v)        “IFRS” mean International Financial Reporting Standards.

(w)       “Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations in respect of any interest rate swap, hedge or cap agreement, and (ix) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (viii) above of any other Person, but only to the extent of the Indebtedness guaranteed.

(x)        “Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, models, methodologies and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, (vii) rights of publicity, privacy and rights to personal information, (viii) the goodwill symbolized or represented by the foregoing, (ix) registrations, applications, and renewals for any of the foregoing in (i)-(viii), and (x) all rights in the foregoing and in other similar intangible assets.

(y)       “Key Employee” means the individuals as set forth in Schedule 4 attached hereto.

(z)       “Knowledge” means such Person’s actual and constructive knowledge after due and diligent inquiries as a prudent business Person would have made or exercised in the management of the business affairs, including but not limited to due inquiry of officers, directors, employees of such Person reasonably believed to have knowledge of the matter in question and where the reference is to the knowledge of more than one Person, it shall mean the knowledge of each of them.

(aa)     “Law” means any United States federal, state or local, non-United States national, provincial or local, or multinational law, statute or ordinance, common law, or any rule, regulation, directive, treaty provision, governmental guidelines or interpretations having the force of law, permits and orders of any Governmental Authority.

(bb)     “Liabilities” means, with respect to any Person, all liabilities, obligations, Indebtedness and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

(cc)       “Lien” means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest, option, charge, restriction, third party right or interest or other encumbrance of any kind in respect of such asset.

(dd)      “Material Adverse Effect” means, with respect to any Person, any change, circumstance, event, effect or occurrence that, individually or in the aggregate with all other changes, circumstances, events, effects or occurrences, (i) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of that Person, or (ii) would or would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated hereby.

(ee)      “Material Contract” means, collectively, each Contract to which any Group Company or any of their respective properties or assets is, as of the date hereof, bound or currently subject to that:

(i)         are not readily to be fulfilled or performed by a Group Company on time or without undue or unusual expenditure of money or efforts or a Group Company does not have the technical and other capabilities or the human and material resources to enable it to fulfill, perform and discharge all its outstanding obligations in the ordinary course of business without realizing a loss on closing of performance;

(ii)          involves obligations (contingent or otherwise) or payments in excess of US$ 70,000;

(iii)        involves any IP Contract;

(iv)        materially restricts the ability of any Group Company to compete or to conduct or engage in any business or activity or in any territory;

(v)         relates to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities of any Group Company;

(vi)       involves any provisions providing for exclusivity, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authority;

(vii)     is with a Related Party (other than those employment agreements, confidentiality agreements, non-competition agreements or any other agreement of similar nature entered into in the ordinary course of business with employees or technical consultants) with an amount higher than US$ 70,000;

(viii)      involves Indebtedness, an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the creation of any Lien on any equity interest, properties or assets of any Group Company;

(ix)        involves the lease, license, sale, use, disposition or acquisition of a business involving payment in excess of US$ 70,000;

(x)          involves the waiver, compromise, or settlement of any Action;

(xi)        involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property (except for personal property leases in the ordinary course of business and involving payments of less than US$ 70,000);

(xii)      involves the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person;

(xiii)      is with a Governmental Authority, state-owned enterprise, or material supplier or material customer (other than utilities);

(xiv)       is a collective bargaining agreement or is with any labor union or other representatives of the employees;

(xv)        is a material sales agency, marketing or distributorship Contract valued at over US$ 70,000;

(xvi)     the entering into and termination of which would reasonably likely to have a Material Adverse Effect on Group Company; and

(xvii)      is otherwise material to any Group Company or is one on which any Group Company is substantially dependent.

(ff)     “FreeChain Options” means all outstanding options to purchase or otherwise acquire FreeChain Shares, whether vested or unvested, granted pursuant to the FreeChain Share Incentive Plan.

(gg)      “FreeChain Share Incentive Plan” means the 2023 equity incentive plan passed by the board of FreeChain on November 23, 2023.

(hh)      “NASDAQ” means the Nasdaq Stock Market.

(ii)       “Permitted Liens” means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS; (ii) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests arising or incurred in the ordinary course of business in respect of amounts that are not yet due and payable; (iv) non-exclusive licenses granted under Intellectual Property, (v) Liens to be made by Purchaser Parties on the [***] as contemplated under Section 7.1 and Section 11.7 of this Agreement; and (vi) other Liens that have been incurred or suffered in the ordinary course of business and that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien.

(jj)       “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

(kk)      “PFIC” means passive foreign investment company as defined in the Code.

(ll)      “PRC” means the People’s Republic of China, excluding, for purpose of this Agreement, the Hong Kong Special Administrative Region, the Macau Administrative Region and Taiwan.

(mm)    “Prohibited Person” means any Person that is (i) a national or resident of any U.S. embargoed or restricted country, (ii) included on, or Affiliated with any Person on, the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specifically Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions; or (iii) a Person with whom business transactions, including exports and imports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

(nn)    “Pro Rata Share” means, with respect to each Shareholder, a fraction, the numerator of which is the aggregate number of the Shares held by such Shareholder at the time of determination, and the denominator of which shall be the total number of issued and outstanding shares of FreeChain at the time of determination.

(oo)     “Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (ii) the Artistic License (e.g., PERL), (iii) the Mozilla Public License, (iv) the Netscape Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards License (SISL), (vii) the BSD License, and (viii) the Apache License.

(pp)     “Related Party” means with respect to any Group Company, any of its former and current Affiliates, and each of their respective former and current director or indirect directors, officers, supervisory board members, “principals”, general or limited partners, shareholders, other equityholders, members, managers, agents, assignees, Controlling Persons or representatives, including Founders but excluding any Group Company.

(qq)     “Representatives” means any Person’s directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

(rr)       “Restructuring” means the restructuring conducted in accordance with the Restructuring Plan.

(ss)      “Restructuring Plan” means the restructuring plan of certain Intellectual Property, properties, personnel, and Contracts for the completion of transactions contemplated under this Agreement and other Transaction Documents as set forth in Exhibit F.

(tt)       “Rule 144” means Rule 144 as promulgated by the Securities and Exchange Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(uu)      “SAFE Rules and Regulations” means any applicable SAFE rules and regulations.

(vv)     “SAFE” means the State Administration of Foreign Exchange of the PRC.

(ww)    “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(xx)      “Shrink-wrap Software Licenses” means generally-available “off-the-shelf” shrink-wrap software licenses granted on non-exclusive and non-negotiated terms.

(yy)     “Social Insurance” means any form of social insurance required under applicable Laws, including the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, and housing accumulation funds.

(zz)      “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, including all source code and executable code, whether embodied in software, firmware or otherwise, documentation, development tools and designs; and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and all rights therein.

(aaa)    “Subsidiary” means, with respect to a Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner, or (iii) any variable interest entity controlled by such Person or its Subsidiary.

(bbb)    “Tax Returns” means all federal, state, local, provincial and non-United States returns, declarations, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes.

(ccc)    “Tax” or “Taxes” means all forms of taxes and all other charges, fees, levies, duties, deficiencies or other similar assessments or liabilities in the nature of a tax, whenever created or imposed, and whether of the PRC, the United States or elsewhere, and whether imposed by a local, municipal, governmental, provincial, state, foreign, federal or other Governmental Authority, and shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, sales and use taxes, ad valorem taxes, value added taxes (including business taxes and goods and services taxes), excise taxes, franchise taxes, business license taxes, real property taxes, stamp taxes, transfer taxes, severance taxes, occupation taxes, premium or windfall profit taxes, estate duty, customs and other import or export duties and other obligations of the same or of a similar nature to any of the foregoing including all interest, penalties and additions imposed with respect to such amounts.

(ddd)  “Transaction Documents” means this Agreement, the Restricted Share Agreement, the Instruments of Transfer, the Restructuring Plan and each of the other agreements and documents required to be executed and/or delivered by any Party substantially concurrently or in connection with the execution of any of the foregoing or implementing the transactions contemplated by any of the foregoing.

(eee)    “US$” means the legal currency of the United States of America.

[Remainder of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ Jihan Wu
Name: Jihan Wu
Title: Chief Executive Officer
For and on behalf of
Bitdeer Technologies Group

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ Jihan Wu
Name: Jihan Wu
Title: Director
For and on behalf of
Bitdeer Technologies Holding Company

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/YAN Xiaojing
Name: YAN Xiaojin
Title:Director
For and on behalf of
FreeChain Inc.

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ Sun Wenzhong
Name:Sun Wenzhong
Title:Director
For and on behalf of
Desiwe Technology Limited

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ Sun Wenzhong
Name: Sun Wenzhong
Title:Director
For and on behalf of
DESIWE TECHNOLOGY PTE. LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ SUN Wenzhong
Name: SUN Wenzhong

Signed by	/s/ SUN Wenzhong
Name: SUN Wenzhong
Title: Authorized Signatory
For and on behalf of
HUOYANJINJING LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ LIU Rui
Name: LIU Rui

Signed by	/s/ LIU Rui
Name: LIU Rui
Title: Authorized Signatory
For and on behalf of
VINSEVENTEENXYZ LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ HE Zheyue
Name: HE Zheyue

Signed by	/s/ HE Zheyue
Name: HE Zheyue
Title: Authorized Signatory
For and on behalf of
LUKWHALE LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ LIU Fei
Name: LIU Fei

Signed by	/s/ LIU Fei
Name: LIU Fei
Title: Authorized Signatory
For and on behalf of
TIANJIAOFLY LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ JIANG Jun
Name: JIANG Jun

Signed by	/s/ JIANG Jun
Name: JIANG Jun
Title: Authorized Signatory
For and on behalf of
FENGLINDU LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/YAN Xiaojing
Name: YAN Xiaojing

Signed by	/s/YAN Xiaojing
Name: YAN Xiaojing
Title: Authorized Signatory
For and on behalf of
MENGHUAN LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ LIU Xingyong
Name: LIU Xingyong

Signed by	/s/ LIU Xingyong
Name: LIU Xingyong
Title: Authorized Signatory
For and on behalf of
TIANMEN MOUNTAIN LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ CHEN Wei
Name: CHEN Wei

Signed by	/s/ CHEN Wei
Name: CHEN Wei
Title: Authorized Signatory
For and on behalf of
EWELEX LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ ZHANG Yanming
Name: ZHANG Yanming

Signed by	/s/ ZHANG Yanming
Name: ZHANG Yanming
Title: Authorized Signatory
For and on behalf of
TIAN TIAN XIANG SHANG LTD

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ Sun Wenzhong
Name: Sun Wenzhong
Title: Authorized Signatory
For and on behalf of
Desiwe Team Ltd

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ LIU Xiangfu
Name: LIU Xiangfu

Signed by	/s/ LIU Xiangfu
Name: LIU Xiangfu
Title: Authorized Signatory
For and on behalf of
Urknall Ltd.

[Share Purchase Agreement Signature Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Signed by	/s/ LI Shaoke
Name: LI Shaoke

[Share Purchase Agreement Signature Page]

Schedule 1

List of Shareholders

[***]

Schedule 1

Schedule 2

Allocation of Consideration among Shareholders

[***]

Schedule 2

Schedule 3

Allocation of Converted Options

[***]

Schedule 3

Schedule 4

List of Key Employees

[***]

Schedule 4

Schedule 5

Disclosure Schedule

[***]

Schedule 5

Exhibit A

FORM OF CERTIFICATE OF SHAREHOLDER

[***]

Exhibit A

Exhibit B

FORM OF INSTRUMENT OF TRANSFER

[***]

Exhibit B

Exhibit C

FORM OF RESTRICTED SHARE AGREEMENT

[***]

Exhibit C

Exhibit D

SPECIFICATIONS

[***]

Exhibit D

Exhibit E

FORM OF RESIGNATION LETTER

[***]

Exhibit E

Exhibit F

Restructuring Plan

[***]

Exhibit F